                                                                 EXHIBIT 10.7
                                 Confidential

                 PHILIPS BUSINESS ELECTRONICS B.V. - TIVO INC.

                               MASTER AGREEMENT

     This Master Agreement is between Philips Business Electronics B.V., Business Unit Digital Video Systems, having its principal place of business at Building OAN-4, 5600 JB Eindhoven, The Netherlands ("Philips") and Tivo Inc., having its principal place of business at 894 Ross Drive, Sunnyvale California, USA 94089 ("TiVo") and is effective as of March 31, 1999 (the "Effective Date") and consists of this Master Agreement and following attached Addenda, which are incorporated in full by this reference:

     Addendum A:  Purchase Addendum

     Addendum B:  Marketing Addendum

This Master Agreement and its Addenda are collectively referred to as the "Agreement".

                                   Recitals

     Whereas, TiVo has designed and developed a Personal TV System based on the TiVo Enabling Technology which enables the TiVo Service;

     Whereas, TiVo has informed Philips that it is sufficiently advanced in the development of a Personal TV System and the TiVo Service, that a TiVo Stand-alone Box will meet consumer quality expectations so as to be available for Commercial Release prior to July 1, 1999;

     Whereas, assuming the foregoing is true, Philips intends to launch a Philips-branded TiVo Stand-alone Box into the Territory through retail distribution in the second half of calendar year 1999 and support such launch with an appropriate marketing campaign;

     Whereas, Philips and TiVo desire to enter into a commercial relationship regarding the development, manufacture, marketing and distribution of Philips-branded Personal TV System Boxes, incorporating the TiVo Enabling Technology, which will enable the TiVo Service;

     Whereas, Philips and TiVo acknowledge that Philips-branded Personal TV Systems may include Philips Personal TV System Technology or Third Party Technology and may enable: (i) Philips Personal TV Services and/or Third Party Personal TV Services; and/or (ii) Value-added Services provided by Philips and/or third parties;

     Whereas, Philips and TiVo desire to additionally enter into a commercial relationship with DIRECTV regarding the development, manufacture, marketing and distribution of DTV Combination Boxes;

     Whereas, Philips and TiVo desire to additionally enter into commercial relationships with other Network Operators regarding the development, manufacture, marketing and distribution of Philips-branded Combination Boxes which will incorporate the TiVo Enabling Technology and enable the TiVo Service; and

                                       1.
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     Whereas, Philips intends to market and sell Philips-branded systems and services throughout the world and TiVo intends to market and sell TiVo-branded services throughout the world;

     Now, Therefore, in consideration of the foregoing and the mutual covenants, promises and undertakings set forth in the Agreement, Philips and TiVo agree as follows:

                               Master Agreement

1. Scope. This Master Agreement sets forth the basic terms and conditions applicable to the relationship between Philips and TiVo. Additional and different terms and conditions applicable to the manufacturing and marketing aspects of Philips' and TiVo's relationship are set forth in the attached addenda. Additional addenda may be added from time to time upon mutual agreement of the parties. The capitalized terms in the Agreement shall have the meanings set forth in Exhibit A ("Definitions") to this Master Agreement.

2.   Business Relationship.

     2.1 Implementation of Commercial Relationship. In order to achieve time to market advantages for Philips-branded Personal TV System Boxes and to establish the TiVo Service, the parties will initially focus their efforts on the manufacture and distribution of Philips-branded TiVo Stand-alone Boxes and Philips-branded DTV Combination Boxes; provided, however, except as otherwise specifically provided in the Agreement, nothing shall preclude Philips from developing, manufacturing or distributing Stand-alone Boxes, Combination Boxes, Personal TV Systems, or Personal TV Services, either alone or together with any other person, at any time. In addition, nothing shall preclude Philips from offering other services in conjunction with Personal TV Services or by means of Personal TV Systems. At all times and subject to Sections 3.2 and 5, Philips shall have the flexibility to introduce Personal TV Systems and Personal TV Services which may or may not incorporate TiVo Technology or enable the TiVo Service. The parties' participation with one another in any development of any Combination Boxes shall be pursuant to joint development agreements to be negotiated in good faith between the parties at the time such development efforts are contemplated.

3.   Exclusivity.

     3.1  Business Development Exclusivity.

          (a) Territory Activities. From [*] until [*], the parties shall jointly identify and pursue business development activities with Network Operators to provide Personal TV Systems and Personal TV Services in the Territory which would result in the manufacture and distribution of Philips-branded Personal TV System Boxes which would enable the TiVo Service. During such period, neither party shall pursue such development activities without the participation of the other. Notwithstanding the foregoing:

               (i) TiVo may separately pursue such business development activities and execute agreements with Network Operators only if Philips and TiVo agree, in good faith,

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       2.
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that Philips is: (a) [*]; (b) [*]; (c) [*]; or (d) after introduction and due consideration of Philips' participation, [*]. Upon notification by TiVo of a proposed business development activity subject to this provision, Philips shall have [*] days to respond to TiVo in writing confirming Philips' ability and willingness to participate in the proposed activity. If Philips does not provide such confirmation within such [*] day period, TiVo may separately pursue such activity.

               (ii) TiVo may separately pursue such business development activities within the Territory with the third party consumer electronics manufacturer referred to in Section 3.2. TiVo shall keep Philips reasonably informed of such business development activities except where TiVo is prevented from doing so by requirement of such third party.

               (iii) Philips may separately pursue such business development activities and execute agreements with Network Operators only if Philips and TiVo agree, in good faith, that TiVo is: (a) [*]; (b) [*]; (c) [*]; (d) after introduction and due consideration of TiVo's participation, [*]. Upon notification by Philips of a proposed business development activity subject to this provision, TiVo shall have [*] to respond to Philips in writing confirming TiVo's ability and willingness to participate in the proposed activity. If TiVo does not provide such confirmation within such [*] period, Philips may separately pursue such activity.

          (b) [*] Activities. From [*] until [*], the parties shall jointly identify and pursue business development activities with Network Operators to provide Personal TV Systems and Personal TV Services [*] which would result in the manufacture and distribution of Philips-branded Personal TV System Boxes which would enable the TiVo Service. During such period, neither party shall pursue such development activities without the participation of the other. The provisions of this Section 3.1.b do not apply to the business development activities of the parties within the Territory. Notwithstanding the foregoing,

               (i) TiVo may separately pursue such business development activities [*] with the third party consumer electronics manufacturer referred to in Section 3.2. TiVo shall keep Philips reasonably informed of such business development activities except where TiVo is prevented from doing so by requirement of such third party.

               (ii) TiVo may separately pursue such business development activities and execute agreements with Network Operators if: (a) Philips is [*];
(b) Philips is [*]; (c) Philip is [*]; (d) after introduction and due consideration of

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       3.
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Philips' participation, Philips is [*];or (e) within [*] days from the Effective
Date of this Master Agreement, Philips fails to commit in writing to the terms and conditions under which it will develop and market a [*] (provided, however, that such terms and conditions shall provide for the Commercial Release and launch of a [*] within such [*] exclusivity period). Philips' written terms and conditions shall include a description of [*]. Philips acknowledges that such description shall include [*] for TiVo as agreed by the parties. Upon notification by TiVo of a proposed business development activity, Philips shall have [*] days to respond to TiVo in writing confirming Philips' ability and willingness to participate in the proposed activity. If Philips does not provide such confirmation within such [*] period, TiVo may separately pursue such activity.

     In the event that Philips so commits pursuant to 3.1.b.(ii)(e), TiVo shall commit, in writing, to making the TiVo Services available in [*] within such [*] exclusivity period and the terms and conditions under which such TiVo Services will be provided. In the event that Philips does not so commit, Philips shall have a right of first refusal to participate with any Network Operator contacted by TiVo, in the same manner as specified in Section 3.1.c, below. In the event that TiVo does not provide a TiVo Service in [*] within the [*] period referenced in this Section 3.1.b, Philips' exclusive right to participate with TiVo in [*] business development activities shall be extended until such time as TiVo makes the TiVo Services available in [*].

               (iii) Philips may separately pursue such business development activities and execute agreements with Network Operators if: (a) TiVo is [*];
(b) TiVo is [*]; (c) TiVo is [*]; (d) after introduction and due consideration of TiVo's participation, TiVo is [*]; or (e) within [*] days from the Effective Date of this Master Agreement, TiVo fails to commit in writing to make TiVo Services available in [*] sufficient to support a Commercial Release of a [*] and to provide technical support to Philips in the development of a [*]. Upon notification by Philips of a proposed business development activity, TiVo shall have [*] days to respond to Philips in writing confirming TiVo's ability and willingness to participate in the proposed activity. If TiVo does not provide such confirmation within such [*] day period, Philips may separately pursue such activity.

          (c) Right of First Refusal. For a period of [*] each party, in approaching any Network Operator within [*] (but subject to the same exceptions set forth above), will identify the other party as its preferred supplier for the providing of Personal TV System Boxes or Personal TV Services, as applicable and shall give such other party the first right to participate in any development activities with any such Network Operator. Prior to executing an agreement with a third party for such business development activity, the party proposing such activity (the

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       4.
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"Proposing Party"), shall offer to the other party (the "Non-Proposing Party")
the right to enter into such agreement on substantially the same terms and conditions. Such offer will be contained in a notice that has attached to it a copy of the proposed agreement with such third party and that contains the name and address of such third party (the "Proposed Development Notice"). The Non-Proposing Party may accept such offer (with such nonmaterial changes therein as are appropriate) by written notice to the Proposing Party within [*] days of receipt of the Proposed Development Notice. If the Non-Proposing Party does not provide such a written acceptance notice within [*] days, the Proposing Party shall be free to enter into such agreement, only with the named third party, on terms no more favorable to such third party than those contained in the Proposed Development Notice.

     3.2  Product Exclusivity.

          (a) TiVo Stand-alone Boxes. From [*] until [*], Philips shall have the exclusive right, even as to TiVo, to market and sell TiVo Stand-alone Boxes in the Territory. Notwithstanding the foregoing, unless TiVo otherwise allows, in the event that, prior to [*], Philips releases a Stand-alone Personal TV System Box with a third party, with which it has an existing business relationship, which is a Competitive Device for sale to end-users within the Territory, TiVo shall have the right to market and sell Stand-alone Personal TV System Boxes [*] third parties; [*]. Prior to [*], Philips shall not release such a Personal TV System Box which is a Competitive Device with a third party with which it does not have an existing business relationship. Notwithstanding the provisions of this Section 3.2.a, TiVo shall have the right to manufacture, have manufactured, market, distribute and sell third-party branded TiVo Stand-alone Boxes with [*].

     Unless sales of Philips-branded TiVo Stand-alone Boxes are less than [*] units in the month immediately preceding the date on which Philips' TiVo Stand-alone Box exclusivity expires or terminates (including pursuant to this Section), TiVo shall not manufacture, have manufactured, market, distribute and sell a TiVo-branded Personal TV System Box sooner than [*] after the date on which such exclusivity expires or terminates. TiVo may manufacture, have manufactured, market, distribute and sell a TiVo-branded Personal TV System Box after [*].

          (b) Combination Boxes. From [*] until [*], Philips shall have the exclusive right, even as to TiVo, to market and sell DTV Combination Boxes in the Territory; provided, however (i) Philips must have a development plan (including without limitation staffing, schedule, milestones and resources) and be ready to begin implementation of such plan by [*]. Notwithstanding the foregoing, unless TiVo otherwise allows, in the event that [*], TiVo shall have the right to market and sell a DTV Combination Box [*];

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       5.
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[*]. During this exclusivity period, Philips shall not release such Philips-
branded DTV Combination Box which is a Competitive Device with a third party with which it does not have an existing business relationship. Notwithstanding the provisions of this Section 3.2.b, TiVo shall have the right to manufacture, have manufactured, market, distribute and sell [*] third-party branded DTV Combination Box with [*], and TiVo shall not authorize [*] to commence [*] of any [*] DTV Combination Box prior to [*].

          (c) [*]. Provided that Philips has the right to business development exclusivity for [*] activities [*], as provided in Section 3.1.b above, from [*] until [*], Philips shall have the exclusive right to manufacture, have manufactured, market, distribute and sell [*] in [*]. Notwithstanding the provisions of this Section 3.2.c, TiVo shall have the right to manufacture, have manufactured, market, distribute and sell [*] third-party branded [*] with [*].

          (d) Existing Business Relationships. Notwithstanding any provision of Section 3.2, Philips shall have the right to release a Competitive Device with any third party having an existing business relationship with Philips as of the Effective Date of this Master Agreement. As of the Effective Date, Philips represents and warrants that it does not have an existing business relationship with Replay Networks, or any other company whose primary business is the delivery of Personal TV Services.

          (e) Additional Consumer Electronics Manufacturer. It is agreed by the parties that in all cases, the third party consumer electronics manufacturer referenced in Sections 3.2.(a), (b), and (c) is the same third party consumer electronics manufacturer.

     3.3 Additional Obligations. The parties shall have the following additional obligations during the respective exclusivity periods for the TiVo Stand-alone Box and the DTV Combination Box:

          (a) Sales Calls. TiVo shall, at its own expense and upon reasonable request by Philips, participate in sales calls with potential Philips distributors and dealers.

4.   TiVo Deliverables.

     4.1 Stand-alone Box. No later than May 15, 1999, TiVo shall provide commercially reasonable training and technical support, and all technical documentation necessary to enable Philips to modify [*] of the TiVo Stand-alone Box. TiVo shall bear the cost of such training, technical support, and technical documentation for the first generation of the TiVo Stand-alone Box. Such training, technical support and documentation shall enable Philips: (i) to

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       6.
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make reasonable modifications of the [*]; (ii) to [*]; and (iii) to [*];
provided, however, that all such modifications shall meet TiVo minimum requirements, when specified, or be subject to the written approval of TiVo, which shall not be unreasonably withheld or delayed.

     Notwithstanding the foregoing, TiVo shall, prior to Commercial Release, modify the user interface of the TiVo Stand-alone Box to comply with the requirements of Exhibit C (Commercial Release Branding Requirements). Philips shall pay [*] in connection with such modification, subject to Philips prior written approval, which approval shall not be unreasonably withheld or delayed.

     This Section 4.1 is subject to the provisions of Section 9.2.

     4.2 Combination Boxes. No later than [*], TiVo and Philips shall work together in good faith and jointly develop an interface, comprising both hardware and software components, to enable communications between the DIRECTV components and the TiVo Stand-alone Box components of a Philips-branded DTV Combination Box (hereinafter the "Interface"). Such Interface shall be [*]. In any event each party retains exclusive ownership of any Technology such party independently develops.

          (a) Patents. In the case where the Interface is or comprises an invention jointly-made by Philips and TiVo that will be protected by one or more patents, the parties agree that each party will be listed as the joint assignees on each patent application filed.

          (b) Copyrights. In the case where the Interface is or comprises a copyrighted work jointly created or authored by Philips and TiVo, the parties agree that the work was intended to be jointly owned and that each party intended its contributions to such work to be merged into inseparable or interdependent parts or a unitary whole.

          (c) Procedures Relating to Proprietary Rights. Exhibit F sets forth the procedures relating solely to the parties' jointly held Proprietary Rights in the Interface.

     4.3  [*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       7.
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     4.4  Modifications and Upgrades.  For so long as this Master Agreement is in effect:

          (a) TiVo Software Specification Upgrades. Subject to the payment provision in Section 4.4.c, TiVo shall deliver all modifications and upgrades to the Software Specification (excluding modifications and upgrades subject to third party Proprietary Rights to the extent TiVo has no license under such right to deliver such modifications and upgrades) and for use in or for Philips-branded Personal TV System Boxes that enable the TiVo Service to Service Subscribers and to Philips. TiVo shall deliver such modifications and upgrades no later than it delivers such modifications and upgrades to any other person or incorporates such modifications or upgrades into its own products or services. To the extent that such modifications and upgrades are intended for end-users who have already purchased Philips-branded Personal TV System Boxes, TiVo shall provide such modifications and upgrades directly to such end-users over the TiVo Service.

          (b) TiVo Hardware Specification Upgrades. Subject to the payment provision in Section 4.4.c, TiVo shall deliver all modifications and upgrades to the Hardware Specification (excluding modifications and upgrades subject to third party Proprietary Rights to the extent TiVo has no license under such right to deliver such modifications and upgrades) and for use in or for Philips-branded Personal TV System Boxes that enable the TiVo Service to Philips. TiVo shall deliver such modifications and upgrades no later than it delivers such modifications and upgrades to any other person or incorporates such modifications or upgrades into its own products or services.

          (c) Payment for Upgrades. Modifications and upgrades to the Software Specification and the Hardware Specification shall be paid as follows: [*].

5.   Manufacturing and Distribution License.

     5.1 Patent License. Subject to the terms and conditions of the Agreement, TiVo hereby grants to Philips a [*] right and license under its patents and patent rights in the TiVo Enabling Technology (including modifications and upgrades developed by TiVo and available for release) solely to [*] Philips-branded Personal TV System Boxes which enable the TiVo Service. Philips shall not attempt to reverse engineer, disassemble, decompile or similarly manipulate all or any portion of the TiVo Technology for any purpose.

     5.2 Copyright License. Subject to the terms and conditions of the Agreement, TiVo hereby grants to Philips a [*] right and license under its copyrights in the TiVo Enabling Technology (including modifications and upgrades developed by TiVo and available for release, and developed by or for Philips (pursuant to Section 4.1 and Section 5.3)) solely to [*] in the Philips-branded Personal TV System Boxes which enable the TiVo Service manufactured by, or for, or marketed, distributed, or sold by Philips. Philips shall not attempt to reverse engineer,

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       8.
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disassemble, decompile or similarly manipulate all or any portion of the TiVo
Technology for any purpose.

     5.3 User Interface License. Subject to the terms and conditions of the Agreement, TiVo hereby grants to Philips a [*] right and license under its copyrights in and to the user interface of the TiVo Service to [*] the TiVo background screens and images and user navigation displays, delivered to Philips pursuant to Sections 4.1 and 9.2 of this Master Agreement, solely for the purpose of manufacturing, having manufactured, marketing, distributing or selling Philips-branded Personal TV System Boxes which enable the TiVo Service.

     5.4 Exclusive License. Notwithstanding the foregoing, during the exclusivity periods specified in Sections 3.1 and 3.2 above, and subject to any restrictions or conditions contained therein, TiVo shall not grant a right or license to any person, except the third party consumer electronics manufacturer referenced in Section 3.2.e, which allows for the marketing, distribution or sale of TiVo Stand-alone Boxes or DTV Combination Boxes prior to the expiration or termination of the applicable exclusivity period.

     5.5  Source Code License Option.

          (a) Subject to the terms and conditions of the Agreement, TiVo hereby grants Philips an option to obtain a [*] right and license [*] to [*] those components of TiVo's Source Code implemented in the Philips-branded Personal TV System Boxes that enable the TiVo Service, solely as necessary to [*], and to [*]; provided such Personal TV System Boxes: (i) enable the TiVo Service; and
(ii) do not enable the Personal TV Services of any third party, except as allowed by TiVo. The parties hereby agree to negotiate in good faith additional terms and conditions [*] pursuant to which TiVo shall grant such a license to Philips in the event Philips chooses to execute its option under this Section 5.5(a). The terms and conditions shall be reflected in a separate licensing agreement to be entered into by the parties.

          (b) In the event the parties cannot agree in good faith to additional terms and conditions for a license to be granted pursuant to Section 5.5(a), TiVo shall grant pursuant to a license agreement to Philips a [*] right and license [*] to [*] those components of TiVo's Source Code embedded in the Philips-branded Personal TV System Boxes that enable the TiVo Service solely as necessary to [*], and to [*]; provided that:

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       9.

          (i)    [*];

          (ii)   [*];

          (iii)  [*];

          (iv)   [*];

          (v)    [*]; and

          (vi)   [*].

     5.6 New Technology License Option. Subject to the terms and conditions of the Agreement, TiVo hereby grants Philips an option to a [*] right and license to new technology relating to Personal TV System Boxes [*].

6. TiVo Manufacturing. Until such time as Philips commences manufacturing of the Philips-branded TiVo Stand-alone Box under the licenses granted in the Agreement or Commercial Release of the Philips-branded TiVo Stand-alone Box, whichever is earlier, TiVo shall sell to Philips, and Philips shall purchase from TiVo, such Boxes on the terms and conditions set forth in that certain Purchase Addendum entered into by the parties on March 31, 1999. Beginning no later than Commercial Release of the Philips-branded TiVo Stand-alone Box, TiVo shall sell to Philips and Philips shall purchase from TiVo, Philips-branded TiVo Stand-alone Boxes pursuant to a more comprehensive OEM Purchase Agreement which shall replace the Purchase Addendum in its entirety. Such OEM Purchase Agreement shall be negotiated by the parties in good faith.

7. Tivo Continuing Development Activities. No later than [*] TiVo and Philips shall [*] which will [*] from Commercial Release, with such [*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      10.

[*] targeted for Commercial Release no later than [*].

8.   Philips Manufacturing.

     8.1 Commencement of Philips Manufacturing. Philips shall commence manufacturing the Philips-branded TiVo Stand-alone Box as soon as commercially practicable.

     8.2 TiVo Deliverables. Prior to commencement of manufacturing by Philips, TiVo shall provide Philips with all reasonably necessary documentation in TiVo's possession relating to the manufacture and servicing of the TiVo Stand-alone Box for the purpose of enabling Philips to manufacture and service, or have manufactured and serviced, a Philips-branded TiVo Stand-alone Box which allows end-users to access all functionality and features of the TiVo Service which are available to end-users. Such documentation provided by TiVo shall include, but shall not be limited to, the applicable bill of materials; material, component, and sub-assembly suppliers; product specifications; schematics; manufacturing processes; test routines; vendor contacts; authorizations; software in Object Code form only; rights and licenses (to the extent commercially reasonable); and/or such other materials reasonable and necessary to purchase materials, component parts and subassemblies and to manufacture, assemble, market, and service the Philips-branded TiVo Stand-alone Box. (Hereinafter, these materials shall be referred to collectively as the "Manufacturing Package"). Notwithstanding the foregoing, the parties agree to work together in good faith to make reasonable modifications to finalize the Specifications of the TiVo Stand-alone Box prior to Commercial Release.

     TiVo shall provide Philips with notice of all upgrades and modifications to such Manufacturing Package not less than [*] days prior to completion and shall provide Philips with any such upgrade or modification no later than it: (i) provides the Manufacturing Package or upgrades and modifications to the Manufacturing Package (excluding modifications and upgrades subject to third party Proprietary Rights) to any other person; or (ii) implements the Manufacturing Package or upgrades and modifications to the Manufacturing Package (excluding modifications and upgrades subject to third party Proprietary Rights) for its own use. Philips may make a reasonable number of copies of the Manufacturing Package or upgrades and modifications to the Manufacturing Package (excluding modifications and upgrades subject to third party Proprietary Rights), but shall not distribute or disclose the Manufacturing Package, or any portion thereof, to any third party except as necessary to make or have made Personal TV System Boxes or to incorporate brief excerpts, if necessary, into Philips' user guides and technical documentation.

     8.3 Third Party Components. The parties acknowledge that the Specifications for the TiVo Stand-alone Box provide for certain TiVo and third party components, parts, and/or subassemblies. Philips shall enter into its own agreements with the suppliers of those parts; provided, however, Philips shall have the right to purchase such components, parts, and/or subassemblies subject to availability [*] from TiVo at cash prices which are no less favorable than those now or hereafter offered to TiVo. In the event that TiVo controls the supply of any such components, parts, and/or subassemblies, TiVo shall take reasonable steps necessary to ensure an adequate supply of such parts to Philips, including, without limitation, the purchase and resale to Philips
[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      11.

[*] of any such components, parts, and/or subassemblies. In the event that TiVo controls the pricing of any such components, parts, and/or subassemblies, TiVo shall arrange for pricing [*].

     8.4 Transition and Technical Support. TiVo shall provide, [*] technical support sufficient: (i) to enable Philips to transition the manufacturing process from TiVo to itself and to ensure proper functioning of Philips-branded Personal TV System Boxes which enable the TiVo Service; and (ii) to enable Philips to manufacture products in conformance with any Quality Plans. TiVo and Philips have each designated initial Coordinators regarding such transition and Philips' ramp-up of its manufacturing process.

     8.5 Philips Design Changes. Subject to Section 4.4.c, Philips reserves the right to request reasonable changes and modifications to the Specifications of the Philips-branded Personal TV System Boxes enabling the TiVo Service manufactured by or on behalf of Philips at any time and from time to time; provided, however, that any such changes and modifications: (i) shall not affect the ability of such Boxes to receive and provide Service Subscribers with all functionality and features of the TiVo Service; and (ii) shall meet or exceed all requirements of the original Specifications. Upon written approval by TiVo, which shall not be unreasonably withheld or delayed, TiVo shall provide such requested changes and modifications in a timely manner, and in conformance with the procedures agreed to between the parties from time to time. In the event that such design change results in an increase to the Cost of Goods Sold and Philips requests an associated increase in Manufacturing Subsidy, TiVo will not be liable for the associated increase in Manufacturing Subsidy, or TiVo may reject such change.

     8.6 TiVo Design Changes. Subject to Section 4.4.c, TiVo reserves the right to request reasonable changes and modifications to the Specifications of the Philips-branded Personal TV System Boxes enabling the TiVo Service at any time and from time to time; provided, however, that any such changes and modifications: (i) shall not result in an increase in the cost of manufacturing; and (ii) shall meet or exceed all requirements of the original Specifications. Upon written approval by Philips, which shall not be unreasonably withheld or delayed, Philips shall provide such requested changes and modifications in a timely manner, and in conformance with the procedures agreed to by the parties from time to time. In the event that such design change results in an increase to the Cost of Goods Sold and Philips requests an associated increase in Manufacturing Subsidy. If TiVo refuses to increase such Manufacturing Subsidy, Philips may reject such change.

     8.7 Testing and Certification. Prior to shipping any configuration of Philips-branded Personal TV System Boxes, Philips will provide such configuration to TiVo solely for testing and certification. Within [*] of receipt, TiVo shall test the configuration to verify that it conforms to the Specifications and properly enables the TiVo Service. If TiVo determines that such configuration does not so conform or enable, TiVo shall deliver prompt notice to Philips, in writing, setting forth the discovered nonconformities. TiVo shall provide all technical support, at no cost to Phillips, as necessary, to correct (or enable Philips to correct) such nonconformities. The process shall continue until such time as TiVo certifies that the configuration so conforms and enables.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      12.

     8.8 Philips End User License. Philips shall take all commercially reasonable steps necessary to protect TiVo's interest in the TiVo Software and to ensure that each copy of the TiVo Software distributed by Philips is accompanied by a copy of an applicable TiVo or Philips' software license agreement. Such license shall include terms and conditions substantially equivalent to those set forth in Exhibit D.

9.   Branding.

     9.1  Box Branding.

          (a) Subject to Section 9.1.b., Philips shall have the right to determine branding on all Philips-branded Personal TV System Boxes; provided, however, Philips shall place one designated TiVo Mark (as agreed by the parties) on the front bezel of all Philips-branded Personal TV System Boxes that enable the TiVo Service manufactured, and distributed by Philips. Philips shall also place no fewer than one TiVo Mark on all external packaging for such Boxes. In all cases, the Philips Marks shall have overall prominence over all other trademarks, service marks, trade names, and logos of other persons. Philips shall collaborate with TiVo on the relative appearance and placement of the Philips Marks and TiVo Marks; provided, however, final determination as to the appearance and placement of such Marks on all Philips-branded Personal TV System Boxes shall be made by Philips, which shall not be unreasonably withheld or delayed.

          (b) Philips shall not brand TiVo Stand-alone Boxes or the DTV Combination Boxes with any trademarks, service marks, trade names or logos other than those of Philips, TiVo, Quantum, or DIRECTV, except as mutually agreed by the parties, in writing.

     9.2 User Interface Branding. For all Philips-branded Personal TV System Boxes which enable the TiVo Service, the following user interface branding provisions shall apply:

          (a) Philips Exclusive Screens. Philips shall have the exclusive right to determine the branding, including without limitation, the look and feel and creative content, of screens relating to Philips Value-added Services.

          (b) TiVo Exclusive Screens. TiVo shall have the exclusive right to determine the branding, including without limitation, the look and feel and creative content, of the following classes of screens: (i) TiVolution; (ii) Showcases; (iii) non-Philips' Shopping Malls; and (iv) non-Philips intermissions and interstitials.

          [*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      13.

          (d) Other Screens. For screens not specified above, the parties will work together, in good faith, to agree upon the presence of designated Philips Marks, determined by Philips, on [*]. For all of the foregoing, Philips placement of the Philips Marks on all such screens, or any other overlay or modification of such sequences or screens shall be subject to the approval of TiVo, which approval shall not be unreasonably withheld or delayed.

          (e) Commonality and Control. The parties will work together with the goal to achieve a commonality in the creative look, feel, operation, functionality, features and content of their respective Personal TV Services; provided, however, each party shall retain exclusive control over such creative look, feel, functionality, features and content of their respective Personal TV Services, however delivered or provided.

          (f) Interference with Functionality. Neither party shall denigrate nor disable the Personal TV Services, Value-added Services, other services, or functionality of the other party.

          (g) Prominence. In determining prominence and branding presence, the size, luster, color, relative placement, etc., of such Marks shall be considered.

          (h) Corporate Identity Policies. Use of each party's Marks shall at all times comply with each such party's corporate identity policies.

10.  Manufacturing Subsidy.

     10.1 Paid on Each Box. TiVo shall pay Philips a Manufacturing Subsidy on each Philips-branded TiVo Stand-alone Box [*] manufactured by Philips (or manufactured by a third party for Philips). For as long as TiVo is paying a Manufacturing Subsidy to Philips the parties acknowledge that the Manufacturing Subsidy on [*] may be zero or negative depending on [*]. The total of such negative subsidies shall not exceed TiVo's total subsidy liability to Philips, and shall be paid in the form of a credit to TiVo's Manufacturing Subsidies paid to Philips.

     10.2 Fixed Amount. The Manufacturing Subsidy shall be a fixed amount on each Philips-branded TiVo Stand-alone Box [*] manufactured by Philips (or manufactured for Philips by a third party). For [*], the Manufacturing Subsidy shall be [*] per unit for the [*], and shall be [*] on a per unit basis for the [*]. On or prior to the dates specified in Section 10.3 and upon TiVo's written request, Philips shall provide TiVo with cost and other relevant data (e.g., BOM) relating to the manufacture of Philips-branded Personal TV System Boxes by or for Philips. In the event that the [*] during [*] for the [*] is different than [*], then the [*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      14.

[*] will be paid or credited to the appropriate party at [*]. Adjustments to the Manufacturing Subsidy for the [*] for [*] will be agreed by the parties.

     The Manufacturing Subsidy for [*] the Philips-branded TiVo Stand-alone Box and [*] manufactured by Philips (or manufactured by a third party for Philips) shall be an amount determined [*] and [*], based on [*], as reasonably agreed by the parties.

     10.3 Semi-Annual Basis. For Manufacturing Subsidies paid after [*], the Manufacturing Subsidy shall be, based on [*].

     10.4 [*]. Unless agreed otherwise in writing, Manufacturing Subsidies on the Philips-branded TiVo Stand-alone Box and [*] paid after [*], shall be that fixed dollar amount, per unit, which results in [*] that is equal to [*]. Notwithstanding the foregoing, during [*], the Manufacturing Subsidy on such [*] shall be that fixed dollar amount, per unit, which results in [*] that is equal to [*].

     10.5 [*]. In connection with the manufacture of Personal TV System Boxes which enable the TiVo Service, the parties acknowledge that Philips shall have an option to purchase [*] from [*] at [*]. In such event, Philips shall credit an amount [*] against the Manufacturing Subsidy due from TiVo.

     10.6 Payment. An amount equal to [*] of the Manufacturing Subsidy due on each Personal System TV Box shall be due and payable within [*] of the end of the [*]. The remaining [*] of such manufacturing subsidy shall be payable within [*] of the end of the [*]. TiVo shall pay Philips interest at the rate of [*], compounded [*], on all late payments.

     10.7 Most Favored Status. Until [*], provided Philips is manufacturing (or having manufactured) Philips-branded Personal TV System Boxes which enable the TiVo Service, TiVo shall not give any Manufacturing Subsidy to any third party which is greater than the Manufacturing Subsidy given to Philips; provided that such

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      15.

Manufacturing Subsidy paid to such third party is paid on a Personal TV System Box which is substantially similar to the Personal TV System Box(es) manufactured by or for Philips. In the event TiVo pays a higher subsidy to any such third party, TiVo shall pay Philips the difference in subsidy amounts [*].

     10.8 Direct Sales. In any given calendar year, if total direct sales of Philips-branded TiVo Stand-alone Boxes to consumers exceed [*], Philips will credit against sums due Philips from TiVo an amount equal to [*] for each such Box sold in excess of the above percentage. Credits for [*] sales shall be determined based on [*]. Credits shall be posted within [*] days of the end of each calendar year.

     10.9 Suggested [*] Retail Price. For all Philips-branded TiVo Stand-alone Boxes [*] manufactured or subsidized by TiVo, TiVo shall have the right, at its sole discretion, to [*] the manufacturer's suggested retail price, [*]: [*]. After [*], and based on a suggested retail price agreed to by the parties, Philips shall [*]. Except for the foregoing, Philips is free to unilaterally establish the manufacturers suggested retail pricing for the Philips-branded Stand-alone Personal TV System Boxes and Philips-branded DTV Combination Boxes to its customers.

     10.10 Guaranty. At any time prior to the commencement of manufacturing by Philips (or for Philips by third parties) of Philips-branded TiVo Stand-alone Boxes, TiVo shall provide, for the benefit of Philips: (i) an irrevocable letter of credit; (ii) other credit facility; or (iii) a guaranty from a third party; in each case, from a financial institution with a minimum S&P rating of A+, any other financial provider reasonably acceptable to Philips, which acceptance shall not be unreasonably withheld, or any financial institution pre-approved by Philips in the amount of [*] (the "Guaranty Facility"). Such Guaranty Facility shall provide that Philips shall have the right, in its sole discretion, to directly draw against the Guaranty Facility in the event that TiVo is [*] delinquent in its payment to Philips of the Manufacturing Subsidy set forth in this Section 10. In no case may the amount drawn by Philips exceed the Manufacturing Subsidy for which TiVo has failed to pay. Such Guaranty Facility shall expire upon the earlier of an initial public offering of TiVo common stock with gross proceeds to TiVo of at least Fifteen Million Dollars (US$15,000,000), or December 31, 2001.

     Philips acknowledges that it has pre-approved Comdisco Inc. (not an affiliate or subsidiary thereof) for such Guaranty.

     The amount available under such Guaranty Facility shall be reevaluated no later than October 1, 1999. Such reevaluation shall be based on the product of the total volume of Philips-branded TiVo Personal TV System Boxes shipped in the previous quarter and the [*] Manufacturing Subsidy due to Philips from TiVo. For the purposes of

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      16.

this calculation, such per-box Subsidy shall be net of any Quantum subsidies paid to TiVo or Philips. In the event the parties cannot agree to a revised amount, the Guaranty Facility shall remain in place according to the terms of this Section 10.10.

11.  Service Revenue Share.

     11.1 Amount. TiVo shall pay Philips a service revenue share (the "Service Revenue Share") for each [*]. Such Service Revenue Share shall be in the amount of [*] per [*] for each [*] in which such [*] for a total of [*]. Service Revenue Share for [*] shall be [*] but in no case will the payment for such [*] for each [*] in which such [*] for a total of [*].

     11.2 Payment Due. Such Service Revenue Share shall be due and payable within [*] of the end of the [*] in which each [*]; provided, however, payment of Service Revenue Share for [*] shall be [*], and shall be paid at the [*] until paid in full.

     11.3 Monthly Reports. TiVo shall provide Philips with a monthly report indicating the number of [*] from [*] and the amount of Service Revenue Share earned or accrued in each such month.

12. Authentication Codes. In the event any authentication code, identifier, or password is to be generated in conjunction with the use of any Philips-branded Personal TV System Box, Philips shall have the right to generate any such code, identifier, or password.

13. Tivo Services And Support. TiVo shall provide First, Second, and Third Level Support for all service and software related to the Philips-branded TiVo Stand-alone Box, the DTV Combination Box, and the TiVo Service. TiVo shall provide end-users of Philips-branded Personal TV System Boxes (which enable the TiVo Service) with direct telephone access to TiVo's customer support function. TiVo customer support shall be provided 24 hours per day, seven days per week as the market requires. In no event will TiVo offer customer support be provided less than six days a week, from 9 a.m. to 9 p.m. PT. In the event that TiVo customer support reasonably determines that the customer problem is a hardware problem, TiVo support shall refer such customer to Philips for resolution.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      17.

14.  Philips Services.

     14.1 Delivery of Value-added Services. TiVo acknowledges that Philips intends to provide Value-added Services and other services for delivery through Personal TV Systems. If requested by Philips, TiVo shall provide access to, and modify the TiVo Service capabilities as necessary (including, without limitation access to TiVo's servers), subject to the provisions of Section 17, to enable Philips to provide Value-added Services and other services to end-users of Philips-branded Personal TV Systems through, or in connection with, the TiVo Service. Philips shall pay TiVo [*]; provided, however, in no event shall Philips pay more than the [*].

     14.2 Collection and Modifications. In the event that Philips provides value-added Services to end-users through, or in connection with, the TiVo Service, TiVo shall, upon request by Philips: (i) bill and collect payment for the Philips Value-added Services from such end-users; and (ii) provide such modifications and upgrades to the Philips Value-added Services, as are intended for end-users who have purchased Philips-branded Personal TV System Boxes, directly to such end-users over the TiVo Service. TiVo shall remit such payments to Philips within [*] days of the end of the month in which each such payment is received by TiVo. TiVo shall pay Philips interest at the rate of [*], compounded [*], on all late payments.

15. Sales Agency. The parties contemplate that TiVo shall act as Philips' agent, from time to time, for the purpose of booking direct sales and order fulfillment for such sales from Philips to end-users of Philips-branded TiVo Stand-alone Boxes through TiVo's web site. Any such agency shall be granted only pursuant to a separate agreement containing the terms and conditions which apply to any such agency. No such agency shall exist, or be created, until the execution of such an agreement by Philips. At no time shall TiVo have the right to make sales of Philips-branded products into the retail channel. Notwithstanding the foregoing, the parties contemplate that, prior to Commercial Release, TiVo shall purchase from Philips, and Philips shall sell to TiVo, not more than [*] units of Philips-branded TiVo Stand-alone Boxes for sale directly to end-users pursuant to the Purchase Addendum. The purchase price of such Boxes shall be [*] per unit. For sales booked and fulfilled on Philips' behalf after Commercial Release, Philips shall pay or credit to TiVo a commission equal to [*] per unit sold. Such commissions shall be paid within [*] days of the end of each month during which TiVo is booking such sales for which Philips has received full payment.

16. Audit Rights. The parties shall collect and retain complete, clear and accurate records regarding the services and obligations performed in connection with the Agreement. Upon [*] days advance written notice, relevant records may be audited from time to time to the extent necessary to verify compliance with the Agreement, but not more than once in each calendar year. Such audit shall be performed by a reliable, independent, internationally-recognized audit professional (reasonably acceptable to the other party) chosen and paid by the auditing party. Such audit shall be conducted during normal business hours and in such a manner as not to unreasonably interfere with normal business operations. If an audit discloses that inaccurate information caused a discrepancy in the amount actually due to the auditing party, payment of

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      18.

such discrepancy shall promptly be made. In addition, if the discrepancy is of ten percent (10%) or more of the amount actually due to or paid by the auditing party, then the audited party will bear the costs of the audit. All information disclosed by the party being audited during the course of such audit shall be kept in confidence by the auditor except for such information which must be disclosed to the other party in order to accomplish the purposes of this Section
16. In no event shall an auditor provide the auditing party with any information which is confidential or proprietary. This provision will survive any termination of the Agreement for two (2) years.

17.  Confidentiality.

     17.1 Confidential Information. Each party (the "Disclosing Party") may, from time to time during the Term, disclose or make available to the other party (the "Receiving Party") certain proprietary and/or non-public information of the Disclosing Party, including, but not limited to Software, hardware, trade secrets, know-how, formulas, flow charts, diagnostic routines, business information, forecasts, financial plans and data, customer information, marketing plans, the Specifications, Manufacturing Package, the TiVo Enabling Technology and unannounced product information (collectively, "Confidential Information"). For purposes of the Agreement, Confidential Information includes all such information disclosed between the parties in the course of negotiating the Agreement and the Memorandum of Understanding which preceded the Agreement. If such Confidential Information is in writing, it shall be marked prominently with the legend "confidential", "proprietary", or with a similar legend, or if disclosed orally shall be described as Confidential Information at the time of oral disclosure and confirmed as such in writing within [*] days thereafter.

     17.2 Protection. The Receiving Party shall not use or disclose Confidential Information of the Disclosing Party, except as expressly authorized by written agreement or in writing by the Disclosing Party, using the same degree of care which the Receiving Party uses with respect to its own proprietary information, but in no event with less than with reasonable care. Disclosure of Confidential Information does not constitute a license with respect to such Confidential Information.

     17.3 Third Parties. The Receiving Party may disclose Confidential Information only to its employees, consultants and contractors on a need-to-know basis for purposes of the Agreement, provided such employees, consultants and contractors are expressly bound by nondisclosure obligations and restrictions containing terms no less restrictive than those set forth in this Master Agreement.

     17.4 Limitation. Confidential Information shall exclude information the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source (having a right to disclose such information) other than the Disclosing Party without breach of the Agreement; (iii) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; (iv) was rightfully known to the receiving party, without restriction, at the time of disclosure; (v) was approved for disclosure by the Disclosing Party beforehand and in writing; or (vi) was

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      19.

disclosed by Disclosing Party to a competitor of Receiving Party without obligation of confidentiality.

18.  Ownership.

     18.1 TiVo's Ownership. TiVo retains exclusive ownership of all Proprietary Rights in any Technology, proprietary to TiVo, which is incorporated into Personal TV Systems. Philips shall take reasonable measures to protect TiVo's Proprietary Rights in such Technology, including giving of such assistance and measures as are reasonably requested by TiVo from time to time. Except as expressly granted in the Agreement, Philips is not granted any rights or licenses with respect to TiVo's Proprietary Rights in any TiVo Technology. TiVo shall remain the sole and exclusive owner of all of the TiVo-owned features and functionality of the TiVo Service and related hardware components, including all of TiVo's Proprietary Rights in the design, architecture and software or hardware implementation thereof. No licenses or rights with respect to the TiVo Service or related hardware components are granted in the Agreement.

     18.2 Philips' Ownership. Philips retains exclusive ownership of all Proprietary Rights in any Technology, proprietary to Philips, which is incorporated into Personal TV Systems. TiVo shall take reasonable measures to protect Philips' Proprietary Rights in such Technology, including giving of such assistance and measures as are reasonably requested by Philips from time to time. Except as expressly granted in the Agreement, TiVo is not granted any rights or licenses with respect to Philips' Proprietary Rights in the Philips Technology. Philips shall remain the sole and exclusive owner of all of the Philips-owned features and functionality of the Philips' Value-added Services and related hardware components, including all of Philips' Proprietary Rights in the design, architecture and software implementation thereof. No licenses or rights with respect to the Value-added Service or related hardware components are granted in the Agreement.

19.  Representations And Warranties.

     19.1  By TiVo.

           (a) TiVo represents and warrants that the bill of materials (the "BOM") for the TiVo Stand-alone Box attached hereto as part of the Hardware Specification shall have the following lead-time breakdown: (a) less than [*] of the [*] shall be comprised of components having lead times greater than [*]; (b) less than [*] of the [*] shall be comprised of components having lead times greater than [*]; and (c) less than [*]of the [*] shall be comprised of components having lead times greater than [*]. In the event of breach of this warranty, Philips shall have the right to delay commencement of manufacturing.

           (b) TiVo represents and warrants that the TiVo Enabling Technology and the Specification will be sufficient to ensure that the TiVo Stand-alone Box and DTV Combination Box shall achieve the Minimum Service Requirements set forth in Exhibit E. In the event of breach of this warranty, TiVo shall modify the TiVo Enabling Technology at its sole cost and expense in order that such Boxes shall achieve the Minimum Service Requirements set forth in Exhibit E.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      20.

     19.2 By Philips. Philips represents and warrants that: (i) for so long as Philips is manufacturing the Philips-branded TiVo Stand-alone Boxes and DTV Combination Boxes, Philips shall manufacture or have manufactured, such Boxes in accordance with the respective Specifications of such Philips-branded TiVo Stand-alone Boxes and DTV Combination Boxes; and (ii) such Boxes will perform in substantial accordance with such Specifications. In the event of breach of this warranty, Philips shall repair or replace such Boxes for the benefit of the purchasers of such Boxes.

     19.3 General Representations and Warranties. Each party hereby represents and warrants to the other party that:

           (a) it has the full corporate power and authority under the laws of the jurisdiction of its incorporation to enter into the Agreement and to carry out the provisions hereunder;

           (b) it will not take any material action or fail to take any material action which would be in conflict with its obligations under the Agreement;

           (c) the Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance; and

           (d) the execution, delivery and performance of the Agreement by it does not materially conflict with any agreement, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

           (e) TiVo represents and warrants to Philips that, to TiVo's knowledge, as of the Effective Date of the Agreement, there is not pending before any U.S. federal or state court of competent jurisdiction any suit, action or proceeding commenced by any third party against TiVo in which the Proprietary Rights of TiVo to the TiVo Technology are being challenged by such third party, nor has TiVo been notified by any third party that such third party in writing intends to make any such claim.

     19.4 Personal TV System Box Warranty. Philips shall not extend to third parties, on TiVo's behalf, any warranty from TiVo covering defects in materials or workmanship in the manufacture of the Philips-branded Personal TV System Boxes, nor shall Philips direct or instruct any third party, including without limitation retailers or end-users, to contact TiVo directly or indirectly with respect to such defects. In the event of a defect in materials or workmanship, in the event that any such third party contacts TiVo, TiVo shall direct such third party to contact Philips directly. Philips shall indemnify and hold TiVo harmless from and against any claims, liabilities and expenses (including, but not limited to, attorneys' fees) asserted against, or incurred by, TiVo resulting from any representation or warranty made by Philips in breach of the foregoing.

                                      21.

     19.5 TiVo Service Warranty. TiVo shall not extend to third parties, on Philips' behalf, any warranty from Philips related to the TiVo Service or TiVo's. Technology, nor shall TiVo direct or instruct any third party, including without limitation retailers or end-users, to contact Philips directly or indirectly with respect to the TiVo Service or use of the TiVo Technology in operation of the Philips-branded Personal TV System Boxes. In the event of a failure in the operation of the TiVo Service or in the operation of TiVo's Technology, in the event that any such third party contacts Philips, Philips shall direct such third party to contact TiVo directly. TiVo shall indemnify and hold Philips harmless from and against any claims, liabilities and expenses (including, but not limited to, attorneys' fees) asserted against, or incurred by, Philips resulting from any representation or warranty made by TiVo in breach of the foregoing.

     19.6 Product Defect Warranties.

          (a) Philips Authority to Authorize Recall. In the event of any defects materially impacting end users, TiVo and Philips shall work together in good faith to determine appropriate methods of addressing such defects but Philips shall have the right, in its sole and reasonable discretion, to determine the mitigation efforts involved in addressing any such defects including, but not limited to, in the event of an Epidemic Defect or a Safety Hazard, authorization and undertaking of a recall. For a period of [*] after Commercial Release, in the event of a recall due to Epidemic Defect or Safety Hazard of the first generation TiVo Stand-alone Box, if the parties determine that the cause of such Epidemic Defect or Safety Hazard is a TiVo design defect, TiVo shall cover all reasonably necessary costs involved in such recall. If the parties determine that the cause of such Epidemic Defect or Safety Hazard is a Philips manufacturing defect, Philips shall cover all reasonably necessary costs involved in such recall. For purposes of this Section 19.6, Epidemic Defect shall mean a defect materially impacting end users occurring within the same Philips-branded Personal TV System Box configuration enabling the TiVo Service with a recurrence rate of [*]. For purposes of this Section 19.6, Safety Hazard shall mean a defect of any Philips-branded Personal TV System Box configuration enabling the TiVo Service that could result in injury to person or damage to property.

          (b) Parties to Allocate Costs. For a period of [*] after the applicable Commercial Release, for all other defects in all future jointly-developed Personal TV System Boxes (including next-generation TiVo Stand-alone Boxes and the DTV Combination Box), Philips and TiVo shall work together in good faith to determine the cause of such defect. In the event the parties determine that the cause of such defect is a design defect, the parties shall negotiate in good faith to allocate all reasonably necessary costs involved in the mitigation of such defect based on the respective amounts of design contribution each party made to such design. If the parties determine that the cause of such defect is a manufacturing defect, Philips shall cover all reasonably necessary costs involved in the mitigation of such defect. In the event such defect is a hybrid of a design defect and manufacturing defect, the parties shall work together in good faith to allocate all reasonably necessary costs involved in the mitigation of such defect between the parties. In the event the parties cannot reasonably agree upon such allocation of any of the foregoing reasonably necessary costs, TiVo shall cover half of all reasonably necessary costs involved in the mitigation of such defect.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      22.

     19.7  Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE
AGREEMENT: (I) ALL TECHNOLOGY, INFORMATION AND SOFTWARE PROVIDED BY EITHER
PARTY TO THE OTHER IS ON AN "AS IS" BASIS; (II) BOTH PARTIES EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT; AND (III) NEITHER PARTY REPRESENTS OR WARRANTS THAT SUCH TECHNOLOGY, INFORMATION OR SOFTWARE WILL MEET THE OTHER PARTY'S NEEDS OR WILL BE FREE FROM ERRORS OR OMISSIONS.

20.  Indemnification.

     20.1 Philips Indemnification. With respect to those Philips-branded Personal TV Systems manufactured by or for Philips (excluding units of the TiVo Stand-alone Box manufactured by TiVo) which enable the TiVo Service and which, subject to the Agreement, bear the TiVo Marks, Philips, at its own expense, shall (i) defend TiVo from and against any claims, suits, and actions (collectively "Claims") based upon allegations that, the Philips' Value-added Services, Philips Marks, implementations of the Philips Technology used in such Philips-branded Personal TV Systems that enable the TiVo Service or any modifications or additions to, or derivatives of, the TiVo Enabling Technology made by or for Philips, and portions of the Interface developed by or for Philips, whether alone or in combination with such Philips-branded TV Systems manufactured by or for Philips, infringe any third party's patents, copyrights, trade marks or misappropriate any third party's trade secrets; and (ii) indemnify and hold TiVo harmless from and against any award or damages or costs (including, without limitation, attorneys' fees) in any such Claim.

     20.2 TiVo Indemnification. TiVo, at its own expense, shall (i) defend Philips from and against any claims, suits, and actions (collectively "Claims") based upon allegations that the TiVo Enabling Technology, the TiVo Stand-alone Box, portions of the Interface developed by or for TiVo, TiVo Marks, in the form provided to Philips by TiVo and the TiVo Service, whether alone or in combination with any Philips Branded Personal TV System Box, infringe any third party's patents, copyrights, trade marks or misappropriate any third parties trade secret; and (ii) indemnify and hold harmless Philips from and against any award or damages or costs (including, without limitation, attorneys' fees) in any such Claim.

     20.3 Mutual Manufacturing Product Liability Indemnity. Each party (the "Indemnifying Party") shall indemnify and defend the other party (the "Indemnified Party") from and against any and all claims, suits, and actions (collectively, "Claims") brought against the Indemnified Party arising out of any defect in the Boxes manufactured by such Indemnifying Party; provided, that any such Claim (i) is attributable to bodily injury, death or injury to or destruction of physical property (other than the Box); (ii) that the Indemnified Party actually pays out damages on such claim to a third party claimant; (iii) with respect to Claims which arise out of a defect of the Box, that the Indemnified Party is able to provide to the Indemnifying Party with reasonable evidence of such Claim, which establishes based on a pursuing third party's claim that the Indemnified Party is liable to such third party under applicable product liability law; and (iv) that the Indemnified Party is not liable for the defect. This obligation on the part of the Indemnifying Party is subject to the Indemnified Parties obligations to (x) promptly notify the Indemnifying Party, in writing, of all such Claims; (y) cooperate reasonably with the

                                      23.

Indemnifying Party (at the Indemnifying Party's expense) in defending such Claims; and (z) allow the Indemnifying Party the sole right to control the defense (including the selection of counsel), or at the Indemnifying Party's sole option, to settle, all such Claims.

     20.4 Design Defect Indemnity. TiVo, at its own expense, shall defend Philips from and against any claims, suits, and actions (collectively "Claims") based upon allegations that the TiVo Enabling Technology and the first generation TiVo Stand-alone Box contain any design defect that is shown to have caused bodily injury including death, or has damaged real property or tangible personal property. This obligation on the part of TiVo is subject to Philips' obligations to (x) promptly notify TiVo, in writing, of all such Claims; (y) cooperate reasonably with TiVo (at TiVo's expense) in defending such Claims; and
(z) allow TiVo the sole right to control the defense (including the selection of counsel), or at TiVo's sole option, to settle, all such Claims.

     20.5 Modify or Obtain the Right to Use. In the event the party liable to indemnify ("Indemnifying Party") reasonably believes that an infringement is likely to have occurred, the Indemnifying Party shall be entitled, at Indemnifying Party's option and expense, to: (a) suitably modify the applicable Technology, Personal TV System Box or Personal TV Service to be reasonably equivalent and non-infringing; (b) obtain for the Indemnified Party a license to continue using the such Technology, Box or Service; or, if the foregoing alternatives are not commercially practicable, then (c) the parties will negotiate in good faith to establish a mutually agreeable alternative.

     20.6 Conditions. The obligations on the part of the Indemnifying Party in this Section 20 are subject to the other party's obligations to: (i) promptly notify the Indemnifying Party, in writing, of all such Claims; (ii) cooperate reasonably with the Indemnifying Party (at the Indemnifying Party's expense) in defending such Claims; and (iii) allow the Indemnifying Party the sole right to control the defense (including the selection of counsel) or settlement of all such Claims.

     20.7 Entire Obligation. The foregoing states the Indemnifying Party's entire liability, and the other party's sole remedy, with respect to: (i) any infringement of any patents, copyrights, trademarks, trade secrets or other Proprietary Rights of any third party whether direct or contributory; and (ii) any product liability.

21.  Term and Termination.

     21.1 Term. The term of this Master Agreement shall begin on the Effective Date and continue seven (7) years therefrom. Subject to the provisions of this Master Agreement, the Agreement may be terminated prior to end of the Term.

            (a) Minimum Volume Requirement During Term. Beginning on the [*] anniversary of the Effective Date of this Master Agreement, the number of units sold by Philips of Philips-branded Personal TV System Boxes enabling the TiVo Service (the "Philips Annual Volume") shall be at least [*] units per year (the "Minimum Volume Requirement"). The Philips Annual Volume shall be calculated by TiVo within [*] of the end of each month beginning on the [*] anniversary of the Effective Date of this Master

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      24.

Agreement. Such calculation shall based on the average unit volume during the [*] preceding the month in which the calculation is made. Such calculated quarterly volume shall be at least [*] units per quarter. In the event the Philips Annual Volume is less than the Minimum Volume Requirement or [*] units per quarter, the Agreement may be terminated by TiVo, at TiVo's sole discretion, upon [*] written notice to Philips.

          (b) Minimum Requirements After Term. Unless the Agreement is terminated for any reason, beginning on the [*] anniversary of the Effective Date of this Master Agreement:

               (i) Base Unit Volume. The Philips Annual Volume shall be greater than [*] units per year. The Philips Annual Volume shall be calculated by TiVo within [*] of the end of each month beginning on the [*] anniversary of the Effective Date of this Master Agreement. Such calculation shall be based on the average unit volume during the [*] months preceding the month in which the calculation is made.

               (ii) Percentage of TiVo-Enabled Units. The Philips Annual Volume shall be no less than [*] (the "Base Percentage") of the total unit volume of Personal TV System Boxes sold for distribution to end users in the Territory in the preceding year. The Philips Annual Volume and the total unit volume of Personal TV System Boxes enabling the TiVo Service will be calculated by TiVo within [*] of the end of each month beginning on the [*] anniversary of the Effective Date of this Master Agreement based on the respective average unit volumes during the [*] months preceding the month in which the calculation is made.

     For so long as the conditions in Section 21.1(b)(i) and (ii) are satisfied, the provisions set forth in Sections 5.1 and 5.2, and the license(s) granted under Section 5.5 (only to the extent the option to such license(s) has been exercised prior to the end of the Term), and Section 11 will survive the expiration of this Master Agreement; provided, with respect to Service Revenue Share, the provisions of Section 21.l(c) below shall be satisfied.

          (c) Service Revenue Share after Term. For so long as the Philips Annual Volume is greater than [*] units per year, the provisions of Section 11 shall survive expiration of this Master Agreement. The Philips Annual Volume shall be calculated by TiVo within [*] of the end of each month beginning on the seventh anniversary of the Effective Date of this Master Agreement. Such calculation shall be based on the average unit volume during the [*] months preceding the month in which the calculation is made.

     21.2 Termination of Select Provisions.

          (a) TiVo shall within [*] after the Effective Date of this Master Agreement deliver to Philips a preliminary draft of the minimum service requirement applicable to the TiVo Service. The parties intend for such minimum service requirements to include customer service, billing and back-office operations, and service performance and availability requirements. If TiVo fails to deliver such preliminary draft of the minimum service requirement applicable to the TiVo Service, Philips shall have the right, in its sole discretion, to

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      25.

terminate all, but not less than all, of the parties' obligations with respect to TiVo Stand-alone Box exclusivity, Manufacturing Subsidy payments, and Marketing Spend. Philips and TiVo shall work together in good faith to agree to the definitive minimum service requirement applicable to the TiVo Service within [*] of the Effective Date of this Master Agreement.

     In addition to the foregoing, if prior to [*]: (i) Commercial Release of the Philips-branded TiVo Stand-alone Box has not occurred; (ii) TiVo Service has not met the minimum service requirements set forth in Exhibit E; or (iii) TiVo has not entered into a commercial relationship with DIRECTV for the marketing of Personal TV System Boxes, Philips shall have the right, in its sole discretion, to terminate all, but not less than all, of the parties' obligations with respect to TiVo Stand-alone Box exclusivity, Manufacturing Subsidy payments, and Marketing Spend.

          (b) If Philips: (i) has not [*] within [*] from Commercial Release of such TiVo Stand-alone Box; (ii) has not [*] within [*] days from Commercial Release of such Philips-manufactured TiVo Stand-alone Box, TiVo shall have the right, in its sole discretion, to terminate all, but not less than all, of the parties' obligations with respect to TiVo Stand-alone Box exclusivity, Manufacturing Subsidy payments, and Marketing Spend.

          (c) If cumulative sales of the TiVo Stand-alone Boxes have not reached [*] units within [*] of Commercial Release, either party shall have the right, in its sole discretion, to terminate all, but not less than all, of the parties' obligations with respect to TiVo Stand-alone Box exclusivity, Manufacturing Subsidy payments, and Marketing Spend.

     21.3 Material Breach. The Agreement and all licenses granted by the non-breaching party hereunder may be terminated, by the non-breaching party, if the breaching party fails to cure: (i) any material breach within [*] of receipt of written notice of such breach; or (ii) any breach of Sections 5, 17 or 18 within [*] of receipt of written notice of such breach.

     21.4 Effect of Termination. At the end of the Term or upon termination of the Agreement under Sections 21.1 except as set forth in Section 21.1(b), 21.2, and 21.3, notwithstanding any provision set forth in an Addendum hereto, all provisions of this Master Agreement shall terminate, cease to be binding on the parties and have no further force or effect. Upon written request by either party (the "Requesting Party"), the other party shall promptly return or destroy all Confidential Information and Technology of the Requesting Party in its possession and existing in tangible form and shall promptly confirm in writing to the Requesting Party that it has done so.

     21.5 Inventory. Notwithstanding the foregoing, upon termination of the Agreement, Philips shall be entitled to manufacture, and its right and license shall continue hereunder for the purpose of: (i) manufacturing units of Personal TV System Boxes to fulfill existing orders placed prior to the termination or expiration date hereof and then in the process of being manufactured;

* Material has been omitted pursuant to a request for confidential treatment. Such material has filed separately with the Securities and Exchange Commission.

                                      26.

(ii) to complete work in process; and (iii) to utilize unique materials unable to be returned to the supplier. In no event shall such right extend for a period of more than one (1) year following the date of such termination. Without limiting the foregoing, Philips shall be entitled to offer for sale and sell any Personal TV System Boxes in its inventory at the time of termination or expiration.

     21.6 No Liability. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to the terminating party's exercise of its termination rights under this Master Agreement. In particular, without in any way limiting the foregoing, neither party shall be entitled to any damages on account of prospective profits or anticipated sales.

     21.7 Survival. The provisions of Sections 20.1, 20.2, 21, and 24 shall survive any termination or expiration of this Master Agreement.

22. Limitation Of Liability. In no event will either party be liable under this Agreement under any contract, negligence, strict liability, tort or other legal or equitable theory for any incidental, special or consequential damages of any nature whatsoever, (including without limitation, loss of profits or other commercial loss), or cost or procurement of substitute goods, technology or services, arising out of or in connection with the performance of this Agreement, even if such party has been advised of the possibility of such damages.

23. Independent Development. Each party (the "Owning Party") acknowledges that other companies, potentially including the other party to this Master Agreement (the "Independent Developer"), have developed or will develop Personal TV Systems and Personal TV Services with or incorporating Technology similar to the Technology of the parties developed, or to be developed, hereunder. The Owning Party acknowledges that nothing in the Agreement prohibits the Independent Developer from creating and/or marketing Personal TV Systems or Personal TV Services incorporating functionality similar or identical to the functionality of such Personalized TV Systems. The Owning Party agrees that it will not be entitled to any compensation because of the Independent Developer's development or distribution of similar systems or services, unless such systems or services would infringe the other party's Proprietary Rights (absent a license) or are otherwise developed, manufactured or distributed in breach of any provision of the Agreement.

24.  General Provisions.

     24.1 No Agency. Each party will in all matters relating to the Agreement act as an independent contractor. Nothing contained in the Agreement, nor the execution or performance thereof, shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have authority nor represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee or in any other capacity.

     24.2 Governing Law. The Agreement shall be governed in all respects by the laws of the United States of America and the State of New York excluding the application of its conflict

                                      27.

of laws rules. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to the Agreement.

     24.3 Notices. All notices or reports permitted or required under the Agreement shall be in writing and shall be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the address set forth below or such other address as either party may specify in writing:

To: TiVo                                  To: Philips
Michael Ramsay or General Counsel         Jos Swillens
894 Ross Drive                            CEO Digital Receivers
Sunnyvale, CA 94089                       Building OAN-3
Fax (408) 747-5096                        PO Box 80002
                                          5600 JB Eindhoven, The Netherlands

With a copy to:                           With a copy to:
Alan Mendelson                            Philips Business Electronics B.V.
Cooley Godward LLP                        Legal Department: Attn General Counsel
Five Palo Alto Square                     Building SX2
3000 E1 Camino Real                       Glaslaan 2
Palo Alto, CA 94306                       5616 LW
Fax (650) 857-0663                        Eindhoven, The Netherlands

     24.4 Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of the Agreement, any breaches of Sections 5, 17 or 18 will cause irreparable damage for which recovery of money damages would be inadequate, and that both parties shall therefore be entitled to obtain timely injunctive relief to protect their respective rights under the Agreement, in addition to any and all remedies available at law.

     24.5 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     24.6 Severability. In the event that any provision of the Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render the Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     24.7 Headings. The section headings appearing in the Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect the Agreement.

                                      28.

     24.8 Confidentiality of Agreement. Neither party will disclose any terms of the Agreement, except pursuant to a mutually agreeable press release or as otherwise required by law.

     24.9 Compliance with Laws; Export Controls. Each party agrees to comply with all applicable laws, rules and regulations in connection with its activities under the Agreement. Each party further agrees that it will comply with all U.S. export control laws and the applicable regulations thereunder, as well as any other applicable laws of the U.S. affecting the export of technology.

     24.10 Assignment. Neither party shall assign any rights or obligations arising under the Agreement without the prior written consent of the other party, except that either party may assign the Agreement in the event of a merger or acquisition of such party or: (i) to any Affiliate of such party; or
(ii) to a new entity as a spin-off of the business of such party. Notwithstanding the foregoing, TiVo shall not assign any rights or obligations arising under the Agreement without the prior written consent of Philips where such assignment is to a third party consumer electronics manufacturer. Subject to the above restriction on assignment, the Agreement shall inure to the benefit of and bind the successors and assigns of the parties. Any assignment in violation of this provision will be void. In any event, neither party shall assign the right to use the Marks of the other party without that party's prior written consent and the Agreement shall not, in any event, be construed to include such right to assign the Marks.

     24.11 Entire Agreement. The Agreement and Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof. The Agreement supersedes, and the terms of the Agreement govern, any prior or collateral agreements with respect to the subject matter hereof. The Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

                     Rest Of Page Intentionally Left Blank

                                      29.

     In Witness Whereof, the parties hereto have duly executed this Master Agreement by their respective duly authorized officers. This Master Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.


TiVo Inc.                           Philips Business Electronics B.V.

   /s/  Michael Ramsay                 /s/  R.L. von Oostenbrugge
---------------------------         ---------------------------------
Authorized Signature                Authorized Signature

   Michael Ramsay                      R.L. von Oostenbrugge
---------------------------         ---------------------------------
Printed Name                        Printed Name

   President, CEO                      Managing Director
---------------------------         ---------------------------------
Title                               Title

   April 2, 1999                       31-03-1999
---------------------------         ---------------------------------
Date                                Date

                                      30.

                                   Exhibit A

                                  DEFINITIONS

     For purposes of the Agreement, the following terms shall have the respective meanings indicated:

1. "Affiliate" shall mean shall mean any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another entity.

2. "Combination Box(es)" shall mean any [*] which incorporates (i) [*] and [*]; and (ii) the TiVo Service.

3.   "Commercial Release" shall mean [*].

4.   "Competitive Device" shall mean [*].

5.   "Confidential Information" shall be as defined in this Master Agreement
     Section 17 ("Confidentiality").

6. "Co-Op Advertising Expenditures" shall mean amounts paid to retailers for dealer advertising purposes, as such term is commonly used in the retail trade.

7. "Coordinator" shall mean that person from each party who shall be responsible for all matters pertaining to a specific element of the Agreement, including but not limited to the following responsibilities:
     (a) administering and coordinating the administrative or technical matters;
     (b) arranging meetings, visits and consultations relating to the parties performance; (c) coordinating the submission and acceptance of all deliverables, if any; and (d) coordinating the exchange of Confidential Information.

8.   [*]

9. "Derivatives" shall mean any "Derivative Work" of all or part of a party's Technology, as defined by the Copyright Law of the United States of America, Title 17 U.S.C. (S) 101 et seq.

10.  "DTV Combination Box(es)" shall mean any Combination Box which (i) [*],
     (ii) enables the TiVo Service, and (iii) enables the DIRECTV service, and
     (iv) [*].

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      i.

11. [*] shall mean a Personal TV System Box, specifically designed for use and distribution in [*] which enables the TiVo Service.

12. "First Level Support" shall mean direct telephone and/or on-line support of customers.

13.  [*]

14. "Hardware Specification" shall mean the hardware specification to the TiVo Stand-alone Box set forth at Exhibit G. The parties will work together to define the hardware specifications for the DTV Combination Box.

15.  [*]

16. "Joint Technology" shall mean any Technology that (i) is developed jointly by both parties during the term of this Master Agreement and (ii) is developed as a result of the technical collaboration that is the subject of this Master Agreement.

17.  [*]

18.  "Marketing Activities" shall mean: [*]

19. "Marketing Spend Period" shall mean that period from the Effective Date of this Master Agreement until [*] after Commercial Release of the Philip-branded TiVo Stand-alone Box.

20. "Manufacturing Subsidy" shall mean, [*]. The Manufacturing Subsidies paid to Philips by TiVo are specified in Section 10 of this Master Agreement.

21. "Marketing Principles" shall mean those principles identified in Exhibit c to the Marketing Addendum.

* Material has been omitted pursuant to a request for confidential treatment. Such Material has been filed separately with the Securities and Exchange Commission.

                                      ii.

22.  "Network Operator" shall mean [*].

23. "Personal TV System(s)" shall mean [*] of hardware [*], software, and technology which enables Personal TV Services.

24. "Personal TV System Box(es)" shall mean any [*] which (i) provides, or allows for: (i) [*]; and (ii) [*]; and (iii), [*].

25.  "Personal TV Service(s)" shall mean [*] which provides: (i) an [*]; and
     (ii) [*].


26. "Philips Marks" shall mean the trademarks, service marks, trade names and logos of Philips, specifically listed in Exhibit B ("Philips Marks") to the Marketing Addendum, as such exhibit may be amended upon the agreement of the parties from time to time.

27. "Pre-Existing Technology" shall mean any Technology that was developed by, or for the benefit of, a party prior to the Effective Date of this Master Agreement and not in the course of the technical collaboration which is the subject of this Master Agreement.

28. "Proprietary Rights" shall mean any and all intellectual property rights [*]arising under statutory law, common law or by contract and whether or not perfected, including without limitation, all: (i) patents, patent applications and patent rights; (ii) rights associated with works or authorship including copyrights, copyright applications, copyright registrations, mask works rights, mask work applications, mask work registrations; (iii) trade and service marks; (iv) rights relating to the production of trade secrets and confidential information; (v) rights analogous to those set forth in this definition and any other proprietary rights relating to intellectual property; and (vi) divisional applications, continuations, renewals, reissues and extension of the foregoing (as and to the extent applicable) now existing, hereafter filed, used or acquired, whether registered or unregistered.

29. "Quality Plan" shall mean the quality assurance agreement mutually agreed to by the parties for each of the Personal TV System Boxes to be manufactured as contemplated by the Agreement.

30.  "Retail Price" shall mean[*].

31. "Retail Rollout" shall mean a Commercial Release through national retail and distribution channels including, without limitation, compliance with the Roll Out milestones set forth in the Marketing Addendum.


[*]Material has been omitted pursuant to a request for confidential treatment. such material has been filled seperately with the Securities and Exchange Commission.
                                     iii.

32. "Second Level Support" shall mean support of First Level Support staff. No calls from customers are to be fielded by Second Level Support staff.

33. "Service Subscriber" shall mean an end user who subscribes, activates and pays for a subscription to Personal TV Services.

34. "Showcase Screen(s)" shall mean screens dedicated to network programming promotions sold by TiVo.

35. "Software" shall mean computer programming software including both Object Code and Source Code. "Object Code" shall mean computer programming code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly. "Source Code" shall mean computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill; including related source code level system documentation, comments and procedural code, such as job control language. Source Code does not include Object Code, and vice-versa.

36. "Software Specification" shall mean the software specification for the TiVo Stand-alone Box set forth at Exhibit H. The parties will work together to define the software specifications for the DTV Combination Box.

37. "Specifications" shall mean the Hardware Specification and Software Specification, including the engineering, operational and/or functional descriptions, features, manufacturing specifications (including Bills of Materials, "BOMs") and requirements as mutually designated and agreed by the parties.

38. "Stand-alone Box(es)" shall mean a discrete Personal TV System Box which provides external connectivity to a satellite, cable or television broadcast receiver and contains a standard television tuner.

39. "Subsidy" shall mean hardware subsidies paid by TiVo to Philips to offset the costs associated with the manufacturing and distribution of the Stand-alone Box and/or DTV Combo Box.

40. "Technology" shall mean any discovery, improvement or invention whether or not patentable, and all related know-how, designs, mask works, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works.

41.  "Territory" shall mean[*].

42. "Third Level Support" shall mean appropriate response, such as software bug fixes, to recurrent issues brought to the attention TiVo's software development organization by Second Level Support staff.

43. "Third Party Technology" shall mean any Technology that is owned or controlled by a party other than Philips, TiVo or one of their Affiliates.


[*]Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      iv.

"TiVo Enabling Technology" shall mean that Technology set forth in Exhibit
     B.

45. "TiVo Marks" shall mean the trademarks, service marks, trade names and logos of TiVo, specifically listed in Exhibit A ("TiVo Marks") to the Marketing Addendum, as such exhibit may be amended upon the agreement of the parties from time to time.

46. "TiVo Service(s)" shall mean services provided by TiVo over the Personal TV System, including, without limitation, Personal TV Services.

47. "TiVo Stand-alone Box" shall mean a Stand-alone Box which enables the TiVo Service and does not enable the Personal TV Services of any third party [*].

48. "Value-added Services" shall mean services, other than Personal TV Services, which are capable of being provided via Personal TV Systems.


* Material has been omitted pursuant to a request for confidential treatment. Such maaterial has been filed seperately with the Securities and Exchange Commission.

                                      v.

                                 Confidential


                                   Exhibit B

                           TIVO ENABLING TECHNOLOGY

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such maaterial has been filed seperately with the Securities and Exchange Commission.

                                      i.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      ii.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                     iii.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      iv.

                                 Confidential

                                   Exhibit C

                   COMMERCIAL RELEASE BRANDING REQUIREMENTS

 .    Pre-open sequence with a duration of approximately five (5) seconds highlighting the transition between the Philips and TiVo Marks. The Philips shield comes in to view, pauses to state "Philips Presents", and then fades into the glint in TiVo's eye.

 .    Philips will be in the video background loop of both TiVo Central and Setup page and the OSD layer of the Setup page.

 .    Philips will be offered an opportunity to create a "Philips Corner" line-
     item on TiVo Central provided that Philips has content for viewers to navigate through from that line-item. The Philips line-item will be replaced by an "anchor tenant" position in the TiVo On-Air mall as soon as technically feasible.

 .    Philips will be offered the opportunity to create additional Philips branding via background video loops and the OSD layer.

 .    TiVo will notify Philips of changes that are made to the user interface from the agreed specifications for commercial release to the extent such changes affect Philips' brand presence as set forth in this Exhibit C.

                                 Confidential


                                   Exhibit D

              MINIMUM TERMS AND CONDITIONS OF END USER AGREEMENTS

     This package may contain the following materials provided by Licensor to
Licensee: software and related explanatory written materials ("Documentation"). The term "Software" shall include any updates, modified versions, additions, and copies of the Software that may be provided by Licensor from time to time.

     Licensor grants to Licensee a nonexclusive license to use the Software and Documentation, provided that Licensee agrees to the following:

1. License Grant. Licensee may use the Software solely in machine executable object code form and solely in conjunction with the Product purchased by Licensee.

2. Documentation. Licensor will deliver a copy of the End User documentation for the Software (the "Documentation") to Licensee. Licensee shall have the right to use the Documentation solely in connection with Licensee's use of the Software with the Product.

3. Restrictions. Licensee may not copy, modify, or transfer the Software, or any copy thereof, in whole or in part. Licensee may not reverse engineer, disassemble, decompile, or translate the Software, or otherwise attempt to derive the source code of the Software, except to the extent allowed under any applicable law. Any attempt to transfer any of the rights, duties or obligations hereunder is void. Licensee may not rent, lease, load, resell for profit, or distribute the Software, or any part thereof.

4. Ownership. The Software is licensed, not sold, to Licensee for use only under the terms of this Agreement, and Licensor and its suppliers reserve all rights not expressly granted to Licensee. Licensee owns the media, if any, on which the Software or Documentation is recorded, but Licensor and its suppliers retain ownership of all copies of the Software and Documentation itself.

5. Reservation of Rights. Except as stated above, this Agreement does not grant Licensee any intellectual property rights in the Software or Documentation.

6. Term. This Agreement will terminate immediately upon notice to Licensee if Licensee materially breaches any term or condition of this Agreement. Licensee agrees upon termination to promptly destroy the Software and all copies.

7. Warranty Disclaimer. NEITHER LICENSOR NOR ANY OF ITS REPRESENTATIVES MAKES OR PASSES ON TO LICENSEE OR OTHER THIRD PARTY ANY WARRANTY OR REPRESENTATION ON BEHALF OF LICENSOR'S SUPPLIERS, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

                                      i.

8. Limitation of Liability. IN NO EVENT WILL LICENSOR'S SUPPLIERS BE LIABLE TO LICENSEE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS OR LOST SAVINGS, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY. Some states or jurisdictions do not allow the exclusion or limitation of incidental, consequential or special damages, so the above limitations may not apply to Licensee.

9. General. This Agreement will be governed by the laws of the State of California without regard to or application of conflicts of law rules or principles. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded. If any part of this Agreement is found void and unenforceable, it will not affect the validity of the balance of the Agreement, which shall remain valid and enforceable according to its terms. Licensee agrees that the Software will not be shipped, transferred or exported into any country or used in any manner prohibited by the United States Export Administration Act or any other export laws, restrictions or regulations. This Agreement shall automatically terminate upon failure by Licensee to comply with its terms. This Agreement may only be modified in writing signed by an authorized officer of Licensor and its suppliers.

10. Third-Party Beneficiary. Licensee is hereby notified that TiVo Inc., a California corporation, and having its principal place of business at 894 Ross Drive, Sunnyvale, California USA 94089, is a third-party beneficiary to this Agreement to the extent that this Agreement contains provisions which relate to Licensee's use of the Software and Documentation licensed hereby. Such provisions are made expressly for the benefit of TiVo and are enforceable by TiVo in addition to Licensor.

                                      ii.

                                 Confidential


                                   Exhibit E

                         MINIMUM SERVICE REQUIREMENTS

                                 Confidential


                                   Exhibit F

                   PROCEDURES RELATING TO PROPRIETARY RIGHTS

1. Technology Notification. With respect to Philips Technology developed exclusively pursuant to development of the Interface, Philips agrees to disclose promptly each such Philips Technology to TiVo specifically pointing out the features or concepts that Philips believes to be new or different. With respect to TiVo Technology developed pursuant to development of the Interface, TiVo agrees to disclose promptly such TiVo Technology to Philips specifically pointing out the features or concepts that TiVo believes to be new or different.

2.   Proprietary Rights Protection.

          (a) Assistance. Each party shall give the other party all reasonable assistance in obtaining patent or other Proprietary Rights protection for jointly-made inventions and in preparing and prosecuting any patent or other Proprietary Rights application for such jointly-made inventions filed by the other party (at such party's expense), and shall cause to be executed assignments and other instruments and documents as the other party may consider necessary or appropriate to perfect the rights granted pursuant to joint development of the Interface.

          (b) Election Not To Seek Protection. In the event that one party elects not to seek and/or maintain patent or other Proprietary Rights protection for the Interface in any particular country or not share equally in the expenses thereof with the other party, the other party shall have the right to seek and/or maintain such protection at its own expense in such country and shall have full control over the prosecution and maintenance thereof even though title to any patent or other Proprietary Rights protection issuing therefrom is jointly owned. The other party shall keep the party electing not to seek or maintain patent or other Proprietary Rights protection fully informed concerning the prosecution or maintenance of such patent or other Proprietary Rights protection for such jointly-made inventions by providing copies of all communications with patent offices and by giving the party electing to seek or maintain patent or other Proprietary Rights protection for such jointly-made inventions the right to comment on such communications. Regardless of who has responsibility, patent applications relating to the Interface may be filed only after review of such applications by both parties. During the pendency of such applications, and until a patent issues thereon or the application is officially published by the governmental agency handling such applications, the contents of such applications shall be considered Confidential Information.

          (c) Third Party Obligations. In rendering performance pursuant to development of the Interface, both parties shall comply at all times with all restrictions and covenants applicable to third party Technology. Each party shall have sole responsibility for payment of all royalties and other charges with respect to the third party Technology it supplies to the other party and the developed efforts hereunder, including royalties and charges that accrue as a result of the subsequent exercise by a party, its Affiliates and their successors and assigns, and sublicensees, end users and resellers of such party of rights and licenses in and to end-products derived from development hereunder.

                                      i.

          (d) Proprietary Rights Claims. Each party shall make reasonable efforts to notify, without unnecessary delay, the other party in writing of, and to give such party any information provided by the third party claimant concerning, any suits or claims of patent, copyright, trademark, mask work infringement or trade secret misappropriation which have been made in writing with respect to each party's respective Personal TV Systems and Services in which such third party claims to have Proprietary Rights.

                                      ii.

                                 Confidential


                                   Exhibit G

                             HARDWARE SPECIFICATION

--------------------------------------------------------------------------------

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      2.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      3.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such maaterial has been filed seperately with the Securities and Exchange Commission.

                                      4.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such maaterial has been filed seperately with the Securities and Exchange Commission.

                                       5.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                       6.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      7.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      8.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      9.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      10.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      11.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      12.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      13.

[*]

* Material has been omitted pursuant to a request for Confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      14.

                                 Confidential

                                   Exhibit H

                            SOFTWARE SPECIFICATION

[*]

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      2.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      3.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      4.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      5.

[*]

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      6.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      7.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      8.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      9.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      10.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      11.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      12.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      13.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      14.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      15.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      16.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      17.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      18.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      19.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      20.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      21.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                      22.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed seperately with the Securities and Exchange Commission.

                                      23.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed seperately with the Securities and Exchange Commission.

                                      24.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed seperately with the Securities and Exchange Commission.

                                      25.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed seperately with the Securities and Exchange Commission.

                                      26.

[*]

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed seperately with the Securities and Exchange Commission.

                                      27.

                                 CONFIDENTIAL

                                  ADDENDUM A


                 PHILIPS BUSINESS ELECTRONICS B.V. - TIVO INC.


                               PURCHASE ADDENDUM

                                 CONFIDENTIAL

                               PURCHASE ADDENDUM


          This Purchase Addendum   ("Purchase Addendum") by and between TiVo
Inc. ("TiVo") and Philips Business Electronics B.V. ("Philips") shall be effective as of March 31, 1999 (the "Effective Date"). Capitalized terms not defined herein shall have the meanings assigned to such terms in that certain Master Agreement (the "Master Agreement") between the parties dated March 31, 1999.

1. Scope. This Purchase Addendum sets forth the rights and obligations of the parties with respect to Philips' initial purchase of [*] TiVo Stand-alone Boxes from TiVo. The parties intend that this Purchase Addendum shall be replaced, in its entirety, with a more comprehensive OEM Purchase Addendum to the Master Agreement that will set forth the terms and conditions for subsequent purchases of the TiVo Stand-alone Box by Philips.

2. Initial Purchase Obligation. Philips shall purchase [*] TiVo Stand-alone Boxes that have been manufactured by TiVo in accordance with TiVo's current Specifications.

3.  Terms and Conditions for Purchase.

  3.1 Philips' Standard Purchase Order. Philips and TiVo acknowledge and agree that except as expressly set forth in this Purchase Addendum, the terms and conditions set forth in Philips' standard purchase order shall govern and control such purchase by Philips. To the extent that Philips' standard terms and conditions of purchase conflict with those of this Purchase Addendum, the terms and conditions of this Purchase Addendum shall prevail. A copy of Philips' standard terms and conditions of purchase is attached hereto as Exhibit A ("Terms and Conditions of Purchase").

  3.2 Payment Terms. Philips shall pay TiVo [*] for each TiVo Stand-alone Box within [*] of the date of invoice. Philips shall pay TiVo interest at a rate of [*] compounded [*] on all late payments.

  3.3 Warranty. The parties acknowledge that Philips shall sell the Philips-branded TiVo Stand-alone Boxes (which are subject to this Purchase Addendum) to TiVo for resale to end users. TiVo shall provide all end users with the TiVo standard end user warranty agreement attached hereto as Exhibit B and shall be responsible for all warranty claims made by end users for defective Philips-branded TiVo Stand-alone Boxes. TiVo shall defend, indemnify and hold Philips harmless from and against all claims, suits and actions based on warranty claims by end users.

  3.4 Year 2000 Warranty. TiVo warrants that the Philips-branded TiVo Stand-alone Boxes delivered pursuant to this Purchase Addendum will be Year 2000 Compliant. "Year 2000 Compliant" means that neither performance nor functionality is affected by dates prior to, during, and after the year 2000.

  3.5 Indemnification. Except as otherwise provided in Section 3.3 of this Purchase Addendum, the indemnification provisions set forth in the Master Agreement are incorporated herein by reference.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                 CONFIDENTIAL

  3.6 No Changes or Termination. Philips' acknowledges and agrees that its purchase of [*] TiVo Stand-alone Boxes is firm and the "Changes" and "Termination" provisions of the Philips' standard terms and conditions of purchase shall not apply to this transaction.

4. OEM Purchase Agreement. Within [*] of execution of this Purchase Addendum, the parties agree to negotiate in good faith the terms and conditions of and to execute a more comprehensive OEM Purchase Addendum that shall supersede and replace, in its entirety, this Purchase Addendum.

     In Witness Whereof, the parties hereto have caused this Purchase Addendum to be duly executed as of the date first set forth above.


TiVo Inc.                               Philips Business Electronics B.V.

     /s/  Michael Ramsay                /s/  R. L. von Oostenbrugge
--------------------------------------  --------------------------------------
Authorized Signature                    Authorized Signature

          Michael Ramsay                          R. L. von Oostenbrugge
--------------------------------------  --------------------------------------
Printed Name                            Printed Name

          President, CEO                          Managing Director
--------------------------------------  --------------------------------------
Title                                   Title

          April 2, 1999                           31-03-1999
--------------------------------------  --------------------------------------
Date                                    Date

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                 CONFIDENTIAL

                                   Exhibit A


TERMS AND CONDITIONS OF PURCHASE

ACCEPTANCE. This Order can be accepted only on the terms and conditions set forth in this Purchase Order and any attachments hereto by a written acknowledgment and/or commencement of performance. Additional or different terms proposed by Seller or set forth on Seller's acknowledgment, invoice or other communication to Buyer shall not become part of the Agreement unless such is accepted in writing and signed by Buyer.

INVOICES. Invoices shall be submitted in triplicate and shall contain the following information: purchase order number, item number, description of items, sizes, quantities, unit prices and extended totals in addition to any other information specified elsewhere herein. Payment of invoice shall not constitute acceptance of goods and shall be subject to adjustment for errors, shortage, defects in goods or other failure of Seller to meet the requirements of the Order.

ASSIGNMENT AND SUBCONTRACTS. Seller shall not assign the accounts receivables or subcontract this Order or any right or obligation hereunder without the written consent of Buyer. Purchases of parts and materials to comply with this Order shall not be construed as assignments or subcontracts.

CASH DISCOUNTS. Time in connection with any discount offered will be computed from (i) scheduled delivery date, (ii) date of actual delivery, or (iii) date an acceptable invoice is received by Buyer's Accounts Payable Department, whichever is later. Payment is deemed to be made for purpose of earning a discount on the date of mailing of Buyer's check.

TAXES. Unless otherwise specified, the prices set forth in this Order exclude all applicable federal, state and local taxes. All such taxes shall be stated separately on Seller's invoice.

GIFTS. Seller shall not make or offer gifts or gratuities of any kind to Buyer's employees agents or members of their families to secure or influence any business transaction. Violations shall be a material breach of this Agreement.

TRANSPORTATION. F.O.B. POINT. Unless otherwise specified, shipment will be made F.O.B. destination to Buyer's designated plant or plants. Packing and Shipment. Unless otherwise specified, when the price of this Order is based on the weight of ordered goods, such price covers net weight of material ordered only. Any charges for boxing, crating, handling, storage or other packing requirements shall be stated separately on Seller's invoice. Seller shall mark all containers with necessary lifting, handling a shipping information and also purchase order numbers, release numbers, dates of shipment, and the names of the consignee and consignor. An itemized packaging sheet must accompany each shipment. No partial or complete delivery shall be made prior to the date or dates shown unless Buyer has given prior written consent.

CHANGES. The Buyer may at any time, by a written and/or verbal order and without notice to sureties or assignees, suspend performance hereunder, increase or decrease the ordered quantities or

                                     A-1.

                                 CONFIDENTIAL

make changes within the general scope of this Order in any one or more of the following ways: a) Applicable drawings, designs or specifications; b) Method of shipment or packing, and/or. c) Place of delivery and /or delivery schedule. If any such change causes an increase or decrease in the cost of, or the time required for performance of this Order, an equitable adjustment shall be made in the Order price or delivery schedule, or both and the Order shall be modified in writing accordingly. No claim by Seller for adjustment shall be valid unless asserted within twenty (20) days from the date or receipt by the Seller of the notification of change provided, however that such period may be extended upon the written approval of the Buyer. Nothing in this clause shall excuse the Seller from proceeding with the order as changed or amended.

DIRECT ALL COMMUNICATIONS TO BUYER
P.O. ORIGIN Sunnyvale, CA Telephone: (408) 991-2000 Fax: (408) 991-2487
P.O. ORIGIN Albuquerque, New Mexico Telephone: (505) 822-7000 Fax: (505) 822-
7002
RESALE NO. California SYGH 99-65467 5 NM Tax Idnet. 02-096896-005 RESPONSIBILITY FOR GOODS. Irrespective of any prior inspections or the F.O.B. point named herein, Seller shall bear all risks of loss, damage, or destruction for nonconforming goods. Seller shall also bear the same risks with respect to goods rejected by Buyer. Buyer shall be responsible for any loss occasioned by the gross negligence of its employees.

PATENTS. Seller will settle or defend at Seller's expense (and pay any costs, fines or damages resulting from) all proceedings or claims against Buyer, its subsidiaries or affiliates and their respective customers, for infringement or alleged infringement by the goods furnished under this Order, or any part or use thereof, of patents (including utility models and registered designs) now or hereafter granted in the United States or any country where the Seller, its subsidiaries or affiliates have furnished similar goods. Seller will at Buyer's request identify the countries in which Seller, its subsidiaries or affiliates have furnished similar goods.

TOOLING AND DOCUMENTS. All specifications, drawings or other documents and data furnished by Buyer and all tools, dies, molds, jugs, fixtures, patterns, machinery, special test equipment, special taps and gauges which have been furnished, paid for, or charged against Buyer, or which have and their cost amortized shall be deemed Buyer's property, treated as confidential information, and delivered in good condition, normal wear and tear excepted, by Seller to Buyer, F.O.B. Seller's plant, immediately upon request.

APPLICABLE LAW. The Agreement arising pursuant to the Order shall be governed by and construed in accordance with the laws of the State of California. Any rights, remedies and warranties available to Buyer by operation of law may only be waived or modified in writing by Buyer in a supplement or an amendment to this Order.

COMPLIANCE WITH LAWS AND REGULATIONS. Seller agrees to comply with all applicable federal, state and local laws, rules and regulations. This Order incorporates the provision of Executive Order No. 11246 (as amended) of the President of the United States on Equal Employment Opportunity and the rules and regulations issued pursuant thereto with which the Seller represents that it will comply unless exempted. Seller further agrees to comply with all provisions of Section 503 of the Rehabilitation of Act of 1973, as amended, prohibiting

                                     A-2.

                                 CONFIDENTIAL

discrimination against any employee or applicant for employment because of physical or mental handicap in regard to any position for which the employee or applicant for employment is qualified, and agrees to comply with the rules and regulations promulgated with respect to this Act. Seller further agrees to comply with the provisions of 38 USC Section 2012, and following, with respect to the employment and training of disabled and Vietnam Era veterans. Seller agrees not to discriminate against any employee or applicant for employment because he or she is a disabled veteran or a veteran of the Vietnam Era in regard to any position for which the employee or applicant for employment is qualified. Seller agrees to comply with all rules and regulations issued pursuant to these provisions of law. There are incorporated in this Order the following provisions of Federal Acquisition Regulations they apply to performing work or rendering services under Government procurement contract. all applicable federal, state and local taxes. All such taxes shall be stated separately on Seller's invoice.

GIFTS. Seller shall not make or offer gifts or gratuities of any kind to Buyer's employees agents or members of their families to secure or influence any business transaction. Violations shall be a material breach of this Agreement. Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (if in excess of $10,000) [FAR 19.708]; Small Business and Small Disadvantaged Business Subcontracting Plan (if in excess of $500,000) [FAR 19.708(b)]; Utilization of Labor Surplus Area Concerns (if in excess of $10,000) [FAR 20.301(b)]; Labor Surplus Area Subcontracting Program (if in excess of $5000,000) [FAR 20.301(b)]; Employment of the Handicapped (if excess of $2,500) [FAR 22.1402]; Listing of Employment Openings (if in excess of $10,000) [FAR22.1302]. Seller warrants that in the performance of the Order he has complied with all the provisions of the Fair Labor Standards Act of 1938 (as amended) of the United States. If Seller does not have Workers Compensation of Disability Benefits Insurance, Seller agrees to indemnify Buyer against all damages sustained by Buyer resulting from Seller failure to have such insurance.

TERMINATION. Buyer may terminate this Order for convenience in whole or in part, at any time, by verbal and/or written notice prior to Seller's written order acknowledgment or commencement of performance under this Order. After Seller has given written acknowledgment of this Order or has commenced performance, Buyer may terminate this Order by giving ten (10) days written notice of such termination.

                                     A-3.

                                   Exhibit B

                         STATEMENT OF LIMITED WARRANTY

--------------------------------------------------------------------------------
                                   IMPORTANT

THIS STATEMENT OF LIMITED WARRANTY ("LIMITED WARRANTY") DESCRIBES THE WARRANTY FOR THE ACCOMPANYING TIVO CENTER UNIT, ACCESSORIES AND DOCUMENTATION (COLLECTIVELY, THE "DEVICE"). BY KEEPING THIS DEVICE BEYOND THIRTY (30) DAYS AFTER THE DATE OF PURCHASE, YOU ACCEPT THIS LIMITED WARRANTY. PLEASE READ THIS LIMITED WARRANTY CAREFULLY BEFORE OPERATING THE DEVICE. IF YOU DO NOT AGREE WITH THESE TERMS AND CONDITIONS, YOU MUST NOT OPERATE THE DEVICE AND SHOULD RETURN THE DEVICE FOR A FULL REFUND.
--------------------------------------------------------------------------------

1. Warranty. TiVo Inc. ("TiVo") warrants that the Device will be free of defects in materials and workmanship in normal use in an environment specified by TiVo for up to one (1) year from the date of purchase (the "Warranty Period") as follows. In the event of any such defects in materials or workmanship which arise up to and including ninety (90) days from the date of purchase of the Device (the "Purchase Date"), TiVo will repair or replace, at its option and expense, any affected Device which is returned to TiVo within ten (10) days of the end of the Warranty Period, and shall return a repaired or replacement Device to you at TiVo's expense. In the event of any such defects in materials or workmanship which arise beginning ninety-one (91) days from the Purchase Date until one (1) year from the Purchase Date, TiVo will provide at its own expense repair parts for any affected Device which is returned to TiVo within ten (10) days of the end of the Warranty Period, subject to payment by you of TiVo's then-applicable labor rates for associated Device repair, and shall return a repaired Device to you at TiVo's expense. This Limited Warranty is extended only to the original purchaser of the Device, and not to any subsequent owner or purchaser of the Device. This Limited Warranty does not cover any defect in, damage to, or inoperability or incorrect performance of, the Device due to acts of God, negligence, misuse, abuse, accident, neglect, or unauthorized alterations, modifications or repairs to any part of the Device. This Limited Warranty does not cover improper installation of the Device, loss of use of the Device, wasted service charges due to Device malfunction, damages due to improper operation or maintenance, connection to an improper voltage supply, customer installation, setup, instruction or television signal reception problems. This Limited Warranty is valid only for Devices purchased and used in the United States. As TiVo's sole obligation and your exclusive remedy for any defective Device returned to TiVo within ten (10) days of the end of the Warranty Period, TiVo will, at its option and expense, repair or replace the Device as provided above, or give you a refund of the price you paid for the Device. Any replacement Device will be warranted only for the remainder of the original Warranty Period. This Limited Warranty is invalid if the TiVo serial number has been altered or removed from the Device.

2. Warranty Procedure. To obtain warranty service for a Device which is subject to the foregoing warranty, you should contact TiVo by calling toll-free 1-877-FOR-TIVO during TiVo's normal business hours. The responding TiVo representative authorizing the return of your Device will give you a return authorization number by telephone, and instructions on where and how to return such Device to TiVo. You are responsible to select a shipment means for the Device, and to insure such Device for its full replacement value. You must also enclose your original receipt, invoice or bill of sale.

3. Disclaimer. TIVO MAKES NO WARRANTY THAT YOUR USE OF THE DEVICE WILL BE ERROR-FREE OR UNINTERRUPTED. THE LIMITED WARRANTY ABOVE IS PROVIDED IN LIEU OF ALL OTHER WARRANTIES CONCERNING THE DEVICE, WHETHER EXPRESS, IMPLIED, OR PROVIDED BY STATUTE, INCLUDING ANY WARRANTIES OF

                                 CONFIDENTIAL

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT. TIVO EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES. Because some jurisdictions do not permit the exclusion of implied warranties, this disclaimer may not apply to you. HOWEVER, EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT THAT MAY BE AVAILABLE IS LIMITED IN DURATION TO THE WARRANTY PERIOD. Because some jurisdictions also do not allow limitations on how long an implied warranty lasts, this limitation may also not apply to you. TIVO'S SUPPLIERS MAKE NO WARRANTIES OF ANY KIND CONCERNING THE DEVICE. This Limited Warranty gives you specific rights, and you may also have other rights that vary from state to state.

4. Limitation Of Liability. IN NO EVENT WILL TIVO OR ITS SUPPLIERS BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOSS OF DATA, OR OTHER CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING FROM OR RELATING TO THE USE OF OR INABILITY TO USE THE DEVICE, EVEN IF TIVO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TIVO'S SUPPLIERS WILL HAVE NO LIABILITY OF ANY NATURE TO YOU OR ANY SUBSEQUENT OWNER OR PURCHASER OF THE DEVICE, WHETHER OR NOT THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE WILL TIVO'S TOTAL CUMULATIVE LIABILITY EXCEED THE PRICE YOU PAID FOR THE DEVICE. YOU UNDERSTAND THAT THESE LIMITATIONS OF TIVO'S AND TIVO'S SUPPLIERS' LIABILITY ARE A FUNDAMENTAL PART OF THIS LIMITED WARRANTY. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to you.

5. Other Matters. The following two (2) sentences apply if you are a branch, agency, or representative of the U.S. government. The Device is a "commercial item" as that term is defined at 48 CFR 2.101 and is provided to the U.S. Government only as a commercial end item. Consistent with FAR 12.211-12.212, DFARS 227.7202-1 through 227.7202-4, and DFARS 252.227-7015, all U.S. Government
end users acquire the Device with only those rights, and subject to the limitations, set forth herein. The laws of the United States and of the State of California will govern this Limited Warranty. The State and Federal Courts located in Santa Clara County, California shall have sole jurisdiction over any disputes under this Limited Warranty, and you hereby submit to the personal jurisdiction of such courts. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Limited Warranty. If any provision in this Limited Warranty is unenforceable under applicable law, it will be deemed modified to the extent necessary to render it enforceable, and in any event the other provisions will remain in full force and effect. Unless you have entered into a signed, written agreement with TiVo governing your purchase of the Device, this Limited Warranty is the complete and exclusive statement of the warranty between you and TiVo with respect to the Device, and supersedes any and all demonstrations, advertisements, proposals, and other oral or written communications between you and TiVo (or your supplier) relating thereto. Should you have any questions concerning this statement of Limited Warranty or, if you desire to contact TiVo for any reason, please write to:

                                   TiVo Inc.
                           894 Ross Drive, Suite 100
                              Sunnyvale, CA 94089
                          ATTN: TiVo Customer Service

or call toll-free:

                          1-877-FOR-TIVO  (Toll-Free)
                                --------

                                     B-2.

                                  Confidential




                               Marketing Addendum


                                 Addendum B to


                   Philips Business Electronics B.V-TiVo Inc.

                                Master Agreement

                                 Confidential

                               Marketing Addendum

     This Marketing Addendum ("Marketing Addendum") by and between TiVo Inc. ("TiVo") and Philips Business Electronics B.V. ("Philips") is incorporated by reference into the Master Agreement, and is an integral part thereof. To the extent that the terms and conditions of this Marketing Addendum conflict with those of the Master Agreement, the terms and conditions of Master Agreement prevail. Capitalized terms not defined herein shall have the same meaning as those defined in the Master Agreement. This Marketing Addendum shall be effective as of March 31, 1999 (the "Effective Date").

     1. Scope. This Marketing Addendum sets forth the rights and obligations of the parties with respect to the promotion and marketing of Philips Personal TV Systems, the Philips- branded TiVo Stand-alone Box, and the DTV Combination Box.

     2.   Marketing, Promotion And Advertising.

          2.1  Philips' Marketing Spend.

               (a)  Initial Spend. Philips shall spend [*] (herein, the
"Marketing
Spend") on Marketing Activities prior to [*] and intends to spend
[*] cumulative during the Marketing Spend Period; provided, however, for each day that Commercial Release is delayed past June 1, 1999, the Marketing Spend Period shall be extended for an equal number of days. Such Marketing Spend shall [*]. All Marketing Activities shall be conducted according to a marketing plan or plans adopted by Philips. During such period, marketing plans shall be developed in collaboration with TiVo and shall be consistent with the principles set forth in Exhibit C ("Marketing Principles"). The Marketing Spend shall be implemented, as follows:

                    (i)   Not less than [*] by [*].

                    (ii)  Not less than [*] by [*].

                    (iii) Not less than [*] by [*].

                    In the event Philips spends, on Marketing Activities, less than [*] by [*], [*] by [*], or [*] by [*], the parties will renegotiate, in good faith, the terms of the Master Agreement and all Addenda. If the parties cannot agree, each party shall have the option, in its sole discretion, to terminate the Master Agreement and all Addenda.

               (b) Subsequent Spending. Thereafter, Philips shall spend, on marketing and promotional activities and campaigns for Philips-branded Personal TV Systems and Personal TV Systems Boxes, a minimum of [*] of that portion of [*], received by Philips [*] So, for example, [*].

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                 Confidential

For purposes of the Agreement, Philips' Co-Op Advertising Expenditures shall be [*]

          2.2 Retail Rollout. Philips, in good faith, shall use commercially reasonable efforts to achieve the Retail Rollout of the Philips-branded TiVo Stand-alone Box no later than [*].

          2.3 Philips Advertising. Philips shall establish the character of all advertising and promotional activities conducted by Philips for the Marketing Activities. Notwithstanding the foregoing, and provided such advertising and promotion is for products which enable the TiVo Service, TiVo Marks shall be displayed consistent with the Marketing Principles. In no event shall the TiVo Marks be more prominent than Philips' Marks. Final determination as to the appearance and relative placement of the Philips Marks and TiVo Marks shall be made by Philips. Notwithstanding the foregoing, use of each party's Marks shall at all times comply with each such party's corporate identity policies. From and after the Marketing Spend Period, Philips shall have no obligation to include the TiVo Marks in Philips' advertising and promotion.

          2.4 TiVo Advertising. TiVo shall establish the character of all advertising and promotional activities conducted by TiVo. Notwithstanding the foregoing, and provided such advertising and promotion is for the TiVo Service, Philips Marks shall be displayed consistent with the Marketing Principles. In no event shall the Philips Marks be more prominent than the TiVo Marks. Final determination as to the appearance and relative placement of the Philips Marks and TiVo Marks shall be made by TiVo. Notwithstanding the foregoing, use of each party's Marks shall at all times comply with each such party's corporate identity policies. From and after the Marketing Spend Period, TiVo shall have no obligation to include the Philips Marks in TiVo's advertising and promotion.

          2.5  Industry Promotion.

               (a) Philips shall conduct [*] during the Marketing Spend Period. During the Exclusivity Periods for the Philips-branded TiVo Stand-alone Box and the DTV Combination Box, TiVo shall, [*] and upon the reasonable request of Philips, support Philips' promotional campaigns by (i) [*], (ii) [*], and (iii) [*]. [*], Philips may invite TiVo to [*]. Philips shall feature Philips-branded TiVo Stand-alone Boxes and other Personal TV System Boxes enabling the TiVo Service, as agreed by the parties at [*].

               (b) Neither party shall issue any written press release regarding cooperative developments and joint efforts with, or the intentions of, the other party, without the prior written consent of such other party.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                 Confidential

               (c) For so long as the Agreement is in effect, the parties shall reasonably cooperate in promoting Personal TV System Technology with all appropriate standard-setting bodies and associations.

               (d) The parties agree that TiVo will be the lead public relations contact for the TiVo Personal TV Service and that Philips will be the lead public relations contact for the Philips-branded Personal TV System boxes.

     3.  [*]

     4. Promotional Materials. Philips shall include, and have final approval of, all promotional material to be included in the packaging of Philips-branded Personal TV System Boxes. Notwithstanding the foregoing, TiVo shall have the right, during the Marketing Spend Period, to include certain promotional materials in Philips' packaging of all such Boxes which enable the TiVo Service subject to the approval of Philips, which approval shall not be unreasonably withheld or delayed.

     5. Registration Forms. The registration forms included in Philips-branded TiVo Stand-alone Boxes and DTV Combination Boxes shall have a distinctive look and feel. Each party shall be supplied with the information provided by the end user on such forms and may be used by either party for any purpose, without restriction; provided, that both parties shall comply with any privacy statement of use restrictions contained within such forms. Either party may contact such end users at any time without the consent of the other party.

     6. End-User Data. TiVo shall provide to Philips copies of all names and addresses of Service Subscribers who have purchased Philips-branded Personal TV System Boxes; provided, however, that Philips and TiVo shall: (i) not use such data for any purposes prohibited

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                 Confidential

by any such Service Subscriber pursuant to the TiVo/Philips privacy statement included with the end-user documentation; (ii) only use such data for their own advertising, marketing, customer support, warranty, and product development purposes; (iii) shall protect such information as they do their own confidential information; and (iv) shall not distribute such data to any third party for any purpose, except their employees, consultants and contractors with a need to know.

     7.   Not For Resale Units.

          7.1  TiVo Service. TiVo shall provide Philips with not less than fifty
(50) subscriptions to the TiVo Service, at no cost; provided, however, such subscription may only be used for its own evaluation, testing, marketing and public relations purposes.

          7.2 Philips Boxes. Philips shall provide TiVo with not fewer than fifty (50) Philips-branded Personal TV System Boxes (which enable the TiVo Service), each quarter, at cost; provided, however, such Personal TV System Boxes may only be used for its own evaluation, testing, marketing and public relations purposes.

     8.   Trademark Licenses.

          8.1 Philips Marks. Subject to the terms and conditions of the Agreement, unless sooner terminated, in Philips' sole discretion, Philips hereby authorizes TiVo to use Philips Marks, during the term of the Agreement solely:
(i) for purposes of branding Personal TV System Boxes manufactured by TiVo for sale to Philips; and (ii) in the advertising and promotion of the Philips-branded Personal TV Systems Boxes in connection with the TiVo Services as provided in the Agreement. Before making use of any Philips Mark, TiVo will provide Philips with a sample of the proposed use of the Philips Mark for approval by Philips. If Philips does not accept, in writing, the proposed use of the Philips Mark within [*] after receipt of the sample from TiVo, Philips will be deemed to have rejected the proposed use. If Philips rejects the proposed use of the Philips Mark, TiVo will modify or cancel the proposed use, as requested by Philips. In addition, TiVo will comply with all trademark usage guidelines or policies that Philips may furnish to TiVo in writing from time to time concerning use of the Philips Marks. All use of the Philips Marks hereunder will inure to the benefit of Philips. Philips has and will retain exclusive ownership of the Philips Marks, and TiVo will not contest or challenge, or do anything inconsistent with, Philips' exclusive ownership of the Philips Marks. Without limiting the generality of the foregoing, TiVo may not affix, append, or place any of its trademarks, trade names, or logos to, or in close proximity to, the Philips Marks in a manner that results or could result in the creation of a unitary composite mark. Except as otherwise provided for herein, nothing in the Agreement shall be construed to create, by implication or otherwise, a right by TiVo to manufacture or distribute Philips-branded Personal TV System Boxes except for sale to Philips (as provided in the Purchase Agreement and the contemplated OEM Purchase Addendum) or as otherwise specifically authorized by Philips in writing.

          8.2 TiVo Marks. Subject to the terms and conditions of the Agreement, unless sooner terminated, in TiVo's sole discretion, TiVo hereby authorizes Philips to use TiVo Marks, during the term of the Agreement solely for purposes of branding and in the advertising and promotion of Philips-branded Personal TV System Boxes which enable the TiVo Service as provided in this Agreement. Before making use of any TiVo Mark, Philips will provide TiVo

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                 Confidential

with a sample of the proposed use of the TiVo Mark for approval by TiVo. If TiVo does not accept, in writing, the proposed use of the TiVo Mark within [*] after receipt of the sample from Philips, TiVo will be deemed to have rejected the proposed use. If TiVo rejects the proposed use of the TiVo Mark, Philips will modify or cancel the proposed use, as requested by TiVo. In addition, Philips will comply with all trademark usage guidelines or policies that TiVo may furnish to Philips in writing from time to time concerning use of the TiVo Marks. All use of the TiVo Marks hereunder will inure to the benefit of TiVo. TiVo has and will retain exclusive ownership of the TiVo Marks, and Philips will not contest or challenge, or do anything inconsistent with, TiVo's exclusive ownership of the TiVo Marks. Without limiting the generality of the foregoing, Philips may not affix, append, or place any of its trademarks, trade names, or logos to, or in close proximity to, the TiVo Marks in a manner that results or could result in the creation of a unitary composite mark .

     9. Survival. The provisions of Sections 8 shall survive any termination or expiration of this Marketing Addendum.

     In Witness Whereof, the parties hereto have caused this Collaboration and Marketing Addendum to be duly executed as of the date first set forth above.

TiVo Inc.                               Philips Business Electronics B.V.

 /s/ Michael Ramsay                     /s/ R.L. von Oostenbrugge
---------------------------             ---------------------------------
Authorized Signature                    Authorized Signature

     Michael Ramsay                         R.L. von Oostenbrugge
---------------------------             ---------------------------------
Printed Name  Printed Name

     President, CEO                         Managing Director
---------------------------             ---------------------------------
Title                                   Title

     April 2, 1999                          31-03-1999
---------------------------             ---------------------------------
Date                                    Date

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                  Confidential



                  Philips Business Electronics B.V.- TiVo Inc.

                                Master Agreement

                                  Confidential



                                   Exhibit A

                                   TiVo Marks

                            [PICTURE APPEARS HERE]

                                     -A-1-

                                  Confidential


                                   Exhibit B

                                 Philips Marks

                        [LOGO OF PHILIPS APPEARS HERE]


                                     -B-1-

                                  Confidential


                                   Exhibit C

                              Marketing Principles

Goals:

     Define guidelines in their respective marketing plans that will be beneficial to both parties and position them as the leaders in creating personal television while developing clear brand association for both parties.

     Promote the use of the Philips-branded Personal TV System Boxes with the TiVo Service.

Implementation:

     Marketing Activities shall be implemented such that:

               (i) Philips shall leverage its strength with consumer electronic retail sales and distribution channels to promote the Retail Rollout of the Philips-branded Personal TV System Boxes and the on-going promotion, marketing and sales of such products following the Retail Rollout.

               (ii) Philips and TiVo shall encourage synergy and coordination between all advertising, public relations and research agencies to establish consistent marketing messages for the Philips-branded Personal TV System Boxes and the TiVo Service.

               (iii) Philips and TiVo shall develop and implement a direct marketing and fulfillment campaign for the Philips-branded TiVo Stand-alone Box.

               (iv) Philips and TiVo shall develop and implement a specific marketing and sales campaign targeted to DIRECTV subscribers and potential subscribers.

Relative Positioning:

     In promoting personal television, the positioning of the two companies shall strive to work cohesively so it is clear to the consumer how the two together deliver the value experience.

     Until [*] (i) TiVo shall include the designated Philips Marks and mention of the Philips Personal TV Systems in its advertising in a manner which is appropriate for the medium and the number of consumer electronics manufacturers who have commercially released Personal TV System Boxes enabling the TiVo Service; and (ii) Philips shall include the designated TiVo Marks and mention of the TiVo Service in its Personal TV System advertising in a manner which is appropriate for the medium.

     From [*] Philips shall market the Personal TV category

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                     -C-1-

                                 Confidential

which will include a TiVo presence, and TiVo shall include Philips in its advertising consistent with the way it includes other consumer electronics manufacturers.

     From date which is one year after Commercial Release of the first Philips-branded Standalone Personal TV box and thereafter, Philips shall have no obligation to include the TiVo Marks in Philips' advertising and promotion, and TiVo shall have no obligation to include the Philips Marks in TiVo's advertising and promotion.

Materials To Be Included:

     Each party's advertising materials (such as TV spots, print ads, infomercials, direct marketing materials, sales materials, product brochures, data sheets, etc.) shall include representation of the other party in a manner pre-approved by such other party during Marketing Spend Period. Such advertising materials are not intended to include either party's corporate collateral such as company backgrounders, strategy documents and press releases.

Retail Channel Marketing:

     Marketing activities may include, but are not limited to the following:

     .  TV, radio, Internet and print advertising

     . Promotional activities including trade show promotions, product announcements, press releases, etc.

     . Point-of-sale materials including marketing collateral, point-of-sale advertisements, etc.

     .  Sales force training

     .  Marketing collateral for inclusion in device packaging

     .  Sales promotions and incentives

                                     -C-2-